EXHIBIT 1





                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                               ANDRX CORPORATION,
                       MEDICONSULT ACQUISITION CORP., AND
                              MEDICONSULT.COM, INC.





                                 January 9, 2001


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1.       Definitions.............................................................................................1

2.       Basic Transaction.......................................................................................7

         (a)      The Merger.....................................................................................7

         (b)      Filing of Certificate of Merger, Effective Time................................................7

         (c)      Effect of Merger. .............................................................................7

                  (i)      General...............................................................................7

                  (ii)     Articles of Incorporation.............................................................8

                  (iii)    Bylaws................................................................................8

                  (iv)     Directors.............................................................................8

                  (v)      Officers..............................................................................8

         (d)      The Closing....................................................................................8

         (e)      Effect on Capital Stock........................................................................8

         (f)      Cancellation of Treasury Stock and Shares of Mediconsult Common Stock Owned by Andrx...........9

         (g)      Unvested Mediconsult Common Stock..............................................................9

         (h)      Capital Stock of Merger Sub....................................................................9

         (i)      Fractional Shares..............................................................................9

         (j)      Exchange Agent................................................................................10

         (k)      Andrx to Provide Stock and Cash...............................................................10

         (l)      Exchange Procedures...........................................................................10

         (m)      Dividends; No Further Ownership Rights in Mediconsult Capital Stock; Etc......................11

         (n)      Lost, Stolen or Destroyed Certificates........................................................12

         (o)      Dissenters' Rights............................................................................12

         (p)      Tax Consequences..............................................................................12

         (q)      Adjustment to Exchange Ratio..................................................................12

         (r)      Taking of Necessary Action, Further Action....................................................15

3.       Representations and Warranties of Mediconsult..........................................................15

         (a)      Organization, Qualification, and Corporate Power..............................................16

         (b)      Capitalization................................................................................16

         (c)      Authorization of Transaction..................................................................17
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         (d)      Noncontravention..............................................................................17

         (e)      Filings with the SEC..........................................................................18

         (f)      Financial Statements..........................................................................18

         (g)      Events Subsequent to Most Recent Mediconsult Fiscal Period End................................19

         (h)      Undisclosed Liabilities.......................................................................20

         (i)      Litigation....................................................................................20

         (j)      Restrictions on Business Activities...........................................................20

         (k)      Compliance With Laws..........................................................................20

         (l)      Title to Property.............................................................................20

         (m)      Intellectual Property.........................................................................21

         (n)      Environmental Matters.........................................................................23

         (o)      Taxes.........................................................................................24

         (p)      Employee Benefit Plans........................................................................24

         (q)      Employee Matters..............................................................................27

         (r)      Interested Party Transactions.................................................................28

         (s)      Insurance.....................................................................................28

         (t)      Regulatory Matters............................................................................28

         (u)      Material Contracts............................................................................29

         (v)      Mediconsult Options...........................................................................31

         (w)      Opinion of Financial Advisor..................................................................31

         (x)      Tax and Accounting Treatment..................................................................31

         (y)      Representations Complete......................................................................32

         (z)      Brokers' Fees.................................................................................32

4.       Representations and Warranties of Andrx................................................................32

         (a)      Organization of Andrx.........................................................................32

         (b)      Capitalization................................................................................32

         (c)      Authorization of Transaction..................................................................33

         (d)      Noncontravention..............................................................................33

         (e)      Filings with the SEC..........................................................................34

         (f)      Financial Statements..........................................................................34
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         (g)      Events Subsequent to Most Recent Andrx Fiscal Period End......................................34

         (h)      Undisclosed Liabilities.......................................................................35

         (i)      Brokers' Fees.................................................................................35

         (j)      Disclosure....................................................................................35

         (k)      Litigation....................................................................................35

         (l)      Compliance With Laws..........................................................................35

         (m)      Tax and Accounting Treatment..................................................................35

5.       Representations and Warranties of Merger Sub...........................................................36

         (a)      Organization of Merger Sub....................................................................36

         (b)      Authorization of Transaction..................................................................36

         (c)      Undisclosed Liabilities.......................................................................36

         (d)      Litigation....................................................................................36

6.       Covenants..............................................................................................37

         (a)      General.......................................................................................37

         (b)      Notices and Consents..........................................................................37

         (c)      Regulatory Matters and Approvals..............................................................37

                  (i)      Securities Act, Securities Exchange Act, and State Securities Laws;
                           Registration Statement and Proxy Statement...........................................37

                  (ii)     Mediconsult Stockholder Meeting......................................................38

                  (iii)    HSR and other Filings; Reasonable Efforts............................................39

         (d)      Operation of Business.........................................................................39

         (e)      Full Access...................................................................................40

         (f)      Notice of Developments........................................................................41

         (g)      Insurance and Indemnification.................................................................41

         (h)      Mediconsult Options and Warrants..............................................................43

         (i)      Certain Tax Matters...........................................................................44

                  (i)      Return Filing; Information Sharing Until the Closing Date............................44

                  (ii)     Tax Covenants........................................................................44

         (j)      No Solicitation...............................................................................45

         (k)      Interim Financing.............................................................................46
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         (l)      Voting Agreement..............................................................................46

7.       Conditions to Obligation to Close......................................................................46

         (a)      Conditions to Obligation of Andrx and Merger Sub..............................................46

         (b)      Conditions to Obligation of Mediconsult.......................................................49

8.       Termination............................................................................................50

         (a)      Termination of Agreement......................................................................50

         (b)      Effect of Termination.........................................................................51

         (c)      Expenses and Termination Fees.................................................................51

9.       Miscellaneous..........................................................................................52

         (a)      Survival......................................................................................52

         (b)      Press Releases and Public Announcements.......................................................52

         (c)      No Third Party Beneficiaries..................................................................53

         (d)      Entire Agreement..............................................................................53

         (e)      Succession and Assignment.....................................................................53

         (f)      Counterparts..................................................................................53

         (g)      Headings......................................................................................53

         (h)      Notices.......................................................................................53

         (i)      Governing Law.................................................................................55

         (j)      Amendments and Waivers........................................................................55

         (k)      Severability..................................................................................55

         (l)      Construction..................................................................................55

         (m)      Incorporation of Exhibits and Schedules.......................................................55

         (n)      Waiver of Jury Trial..........................................................................55

         (o)      Consent to Jurisdiction.......................................................................55
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EXHIBIT A - ANDRX OFFICER'S CERTIFICATE
EXHIBIT B - MEDICONSULT OFFICER'S CERTIFICATE
EXHIBIT C - FORM OF VOTING AGREEMENT
EXHIBIT D - FORM OF BREAKUP WARRANT


                                      -iv-
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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of January 9, 2001, by and among Andrx Corporation, a Delaware corporation ("Andrx"), Mediconsult Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Andrx ("Merger Sub"), and Mediconsult.com, Inc., a Delaware corporation ("Mediconsult"). Andrx, Merger Sub and Mediconsult are individually referred to as a "Party" and collectively referred to herein as the "Parties."

                                 R E C I T A L S

         A. The Board of Directors of each of Andrx and Merger Sub has unanimously (i) determined that it is advisable and fair to, and in the best interests of each such company that, upon the terms and subject to the conditions of this Agreement, Merger Sub merge with and into Mediconsult, with Mediconsult being the surviving corporation (the "Merger"), and (ii) approved this Agreement, the Merger and the other transactions contemplated hereby.

         B. The Board of Directors of Mediconsult has unanimously (i) determined that it is advisable and fair to, and in the best interests of, Mediconsult and its stockholders that, upon the terms and subject to the conditions of this Agreement, the Merger be consummated, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) recommended the approval of this Agreement and the Merger by the stockholders of Mediconsult.

         C. Pursuant to the Merger, among other things, the outstanding shares of Common Stock, par value $.001 per share ("Mediconsult Common Stock"), of Mediconsult shall be converted into the right to receive the consideration set forth herein.

         D. The Parties intend, by executing this Agreement, that the Merger qualify as a "reorganization" under the provisions of Section 368(a)(1)(A) (by reason of Section 368(a)(2)(E)) of the Internal Revenue Code of 1986, as amended, including all rules and regulations thereunder (the "Code").

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       Definitions

         "Action" has the meaning set forth in Section 6(g).

         "Adjustment Date" has the meaning set forth in Section 2(q)(ii).

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Andrx's Accountants" means Arthur Andersen LLP, Andrx's independent certified public accountants.

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         "Andrx Capital Stock" means all shares of Andrx Common Stock, Cybear
         Tracking Stock and all shares of any other capital stock of Andrx.

         "Andrx Certificate of Incorporation" means the certificate of incorporation of Andrx, as amended.

         "Andrx Common Stock" means the Andrx Corporation - Andrx Group Common Stock, par value $.001 per share, of Andrx, a class of Andrx Capital Stock that has the terms and features set forth in the Andrx Certificate of Incorporation.

         "Andrx Material Adverse Effect" has the meaning set forth in Section 4(a).

         "Andrx Option Plan" means Andrx's 2000 Stock Option Plan.

         "Andrx Options" means all unexpired and unexercised issued and outstanding options, warrants and other rights to acquire or receive Andrx Capital Stock (whether or not vested or exercisable).

         "Andrx Public Reports" has the meaning set forth in Section 4(e).

         "Base Stockholders Equity" has the meaning set forth in Section
         2(q)(ii).

         "Breakup Warrant" has the meaning set forth in 8(c)(ii).

         "Cash Breakup Fee" has the meaning set forth in 8(c)(ii).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

         "Certificate of Merger" has the meaning set forth in Section 2(a).

         "Certificates" has the meaning set forth in 2(l).

         "Closing" has the meaning set forth in Section 2(d).

         "Closing Balance Sheet" has the meaning set forth in Section 2(q)(i).

         "Closing Date" has the meaning set forth in Section 2(d).

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of
         1985.

         "Code" has the meaning set forth in the preface.

         "Confidential Information" means any information concerning the businesses and affairs of a person that is not already generally available to the public.

         "Copyright" has the meaning set forth in Section 3(m)(i)(3).


                                       2
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         "Cybear" means Cybear Inc., a Delaware corporation and wholly owned
         Subsidiary of Andrx.

         "Cybear Tracking Stock" means the Andrx Corporation - Cybear Group Common Stock, par value $.001 per share, of Andrx, a class of Andrx Capital Stock that has the terms and features set forth in the Andrx Certificate of Incorporation.

         "Deficit Amount" has the meaning set forth in Section 2(q)(ii).

         "DGCL" means the General Corporation Law of the State of Delaware, as amended.

         "Disclosure Schedule" has the meaning set forth in Section 3.

         "Dissenting Shares" has the meaning set forth in Section 2(e)(i).

         "DOJ" means the Antitrust Division of the United States Department of Justice.

         "Effective Time" has the meaning set forth in Section 2(b).

         "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including all the rules and regulations thereunder.

         "Exchange Agent" has the meaning set forth in Section 2(j).

         "Exchange Ratio" has the meaning set forth in Section 2(e)(i).

         "Facilities" means all buildings and improvements on the Property of Mediconsult or its Subsidiaries for purposes of Section 3(n) only.

         "FTC" means the United States Federal Trade Commission.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Entity" means any court, quasi-judicial or administrative agency or commission, or other foreign or domestic governmental or quasi-governmental authority or instrumentality.

         "Governmental Permits" means all authorizations, consents, licenses, permits, orders, approvals, waivers, franchises and other rights granted by any Governmental Entity necessary to conduct business.


                                       3
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         "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party" has the meaning set forth in Section 6(g).

         "Independent Accountants" has the meaning set forth in Section
         2(q)(iii).

         "Intellectual Property" has the meaning set forth in Section 3(m)(i).

         "IRS" means the Internal Revenue Service.

         "Knowledge" means the actual knowledge after reasonable investigation of the directors and officers of Mediconsult and its Subsidiaries, or Andrx and Merger Sub, as the case may be.

         "Marks" has the meaning set forth in Section 3(m)(i)(1).

         "McFarland Dewey" means McFarland Dewey & Co., LLC.

         "Mediconsult's Accountants" means Ernst & Young, LLP, Mediconsult's independent certified public accountants.

         "Mediconsult Balance Sheet" has the meaning set forth in Section 3(h).

         "Mediconsult Capital Stock" means all shares of Mediconsult Common Stock and all shares of any other capital stock of Mediconsult.

         "Mediconsult Certificate of Incorporation" means the certificate of incorporation of Mediconsult, as amended.

         "Mediconsult Common Stock" has the meaning set forth in the preface.

         "Mediconsult Employee Plans" has the meaning set forth in Section 3(p)(i).

         "Mediconsult ERISA Affiliate" has the meaning set forth in Section 3(p)(i).

         "Mediconsult Financial Statements" has the meaning set forth in Section 3(f).

         "Mediconsult Material Adverse Effect" has the meaning set forth in
         Section 3(a).

         "Mediconsult Material Contracts" has the meaning set forth in Section 3(u)(i).

         "Mediconsult Option Plans" means the Mediconsult Amended and Restated 1996 Stock Option Plan and the Physicians' Online Amended and Restated 1994 Stock Option Plan.


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         "Mediconsult Options" means all unexpired and unexercised issued and outstanding options to acquire or receive Mediconsult Capital Stock (whether or not vested or exercisable).

         "Mediconsult Public Reports" has the meaning set forth in Section 3(e).

         "Mediconsult Stockholders" means the stockholders of Mediconsult.

         "Mediconsult Stockholders Equity" has the meaning set forth in Section 2(q)(ii).

         "Mediconsult Stockholders Meeting" has the meaning set forth in Section 6(c)(ii).

         "Mediconsult Warrants" means all warrants and other rights to acquire or receive Mediconsult Capital Stock (whether or not vested or exercisable), including, without limitation, the warrants issued by Mediconsult to Andersen Consulting LLP, but excluding the Mediconsult Options.

         "Merger" has the meaning set forth in the preface.

         "Merger Sub" has the meaning set forth in the preface.

         "Merger Sub Bylaws" has the meaning set forth in Section 2(c)(iii).

         "Merger Sub Certificate of Incorporation" has the meaning set forth in
         Section 2(c)(ii).

         "Merger Sub Common Stock" has the meaning set forth in Section 2(h).

         "Most Recent Andrx Fiscal Period End" has the meaning set forth in
         Section 3(g).

         "Most Recent Mediconsult Fiscal Period End" has the meaning set forth in Section 3(g).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) provided, however, that any transaction involving the single payment of or receipt of $10,000 shall not be deemed to be in the ordinary course of business and provided further that any payments relating to payroll shall be deemed in the ordinary course of business.

         "Party" has the meaning set forth in the preface above.

         "Patents" has the meaning set forth in Section 3(m)(i)(2).

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Physicians' Online" means Physicians' Online, Inc., a Delaware corporation and wholly owned Subsidiary of Mediconsult.


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         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

         "Property" shall mean all real property leased or owned by Mediconsult or its Subsidiaries either currently or in the past for purposes of
         Section 3(n) only.

         "Proxy Statement/Prospectus" has the meaning set forth in Section 6(c)(i)(1).

         "Registration Statement" has the meaning set forth in Section
         6(c)(i)(1).

         "Representatives" has the meaning set forth in Section 6(j).

         "Required Filings" has the meaning set forth in Section 3(d).

         "Required Mediconsult Stockholder Vote" means the affirmative vote in favor of this Agreement and the Merger by the holders of a majority of the Mediconsult Capital Stock outstanding.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, landlord's and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Stockholder Representative" has the meaning set forth in Section 2(q)(iii)(4)(i).

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Superior Proposal" has the meaning set forth in Section 6(j).

         "Surviving Corporation" has the meaning set forth in Section 2(a).

         "Takeover Proposal" means any offer or proposal or any oral or written indication of interest received by any director or executive officer of Mediconsult or any of its Subsidiaries in connection with a potential merger or other business combination involving Mediconsult or any of its Subsidiaries or the acquisition of twenty percent


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         (20%) or more of the outstanding Mediconsult Capital Stock or capital stock of any of its Subsidiaries, or any of the assets of Mediconsult or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

         "Tax" means (i) any net income, alternative or add-on minimum Tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit Tax, custom, duty or other Tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to Tax or additional amount imposed by a Tax Authority, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

         "Tax Authority" means any Governmental Entity responsible for the imposition of any Tax (domestic or foreign).

         "Tax Return" means any return, statement, report or form (including, without limitation, estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

         "Trade Secret" has the meaning set forth in Section 3(m)(i)(4).

2.       Basic Transaction

                  (a) The Merger. At the Effective Time, subject to the terms and conditions of this Agreement, the applicable provisions of the DGCL, and a certificate of merger in a form satisfactory to the Parties (the "Certificate of Merger"), Merger Sub shall be merged with and into Mediconsult, the separate corporate existence of Merger Sub shall cease, and Mediconsult shall continue as the surviving corporation (the "Surviving Corporation"). As a result of the Merger, Mediconsult shall become a wholly owned subsidiary of Andrx. The effects and consequences of the Merger shall be as set forth in Section 2(c) below.

                  (b) Filing of Certificate of Merger, Effective Time. In connection with the Closing, the Parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time (the "Effective Time") and date on which the Certificate of Merger has been duly filed with the Secretary of State of Delaware or such time and date as agreed upon by the Parties and specified in the Plan of Merger.

                  (c) Effect of Merger.

                           (i)      General. At the Effective Time, the effect
of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject to the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Mediconsult and


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Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Mediconsult and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                           (ii)     Articles of Incorporation. The certificate
of incorporation of Merger Sub (the "Merger Sub Certificate of Incorporation"), at the Effective Time, shall be the certificate of incorporation of the Surviving Corporation.

                           (iii)    Bylaws. Subject to Section 6(g), the bylaws
of Merger Sub, immediately prior to the Effective Time, shall be, at the Effective Time, the bylaws of the Surviving Corporation (the "Merger Sub Bylaws") until thereafter amended as provided by law and such Bylaws.

                           (iv)     Directors. The directors of Merger Sub
immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law, or until their earlier death, resignation or removal in accordance with the Merger Sub Certificate of Incorporation and Merger Sub Bylaws.

                           (v)      Officers. The officers of Merger Sub at the
Effective Time shall be the officers of the Surviving Corporation immediately prior to the Effective Time until their successors are duly appointed or elected in accordance with applicable law, or until their earlier death, resignation or removal in accordance with the Merger Sub Certificate of Incorporation and Merger Sub Bylaws.

                  (d) The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Broad and Cassel, 201 South Biscayne Boulevard, Suite 3000, Miami, Florida 33131, at 10:00 a.m. on (a) the next business day after the last to be fulfilled or waived of the conditions set forth in Section 7 shall be fulfilled or waived in accordance herewith (other than conditions which by their nature are to be satisfied at the Closing, but subject to such conditions) or (b) at such other time, date or place as Mediconsult and Andrx may agree in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

                  (e) Effect on Capital Stock.

                           (i)      Each share of Mediconsult Common Stock
issued and outstanding immediately prior to the Effective Time (other than any shares of Mediconsult Common Stock to be canceled pursuant to Section 2(f) or, if applicable, any shares of Mediconsult Common Stock held by Persons who have not voted such shares for approval of the Merger and with respect to which such Persons shall become entitled to exercise dissenters' rights in accordance with the DGCL (the "Dissenting Shares")) will be canceled and extinguished and be converted automatically into the right to receive 0.1430 shares of Cybear Tracking Stock, subject to adjustment as provided for in Section 2(q) (the "Exchange Ratio"). 80% of the shares of Cybear Tracking Stock into which the Mediconsult Common Stock shall be converted pursuant to this Section 2(e) shall be issued upon surrender of the certificates representing such share of Mediconsult Common Stock in the manner provided in Section 2(l) (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond in the manner provided in Section 2(n)). The remaining 20% of the shares of Cybear Tracking Stock into which the Mediconsult Common Stock shall be converted shall be issued to stockholders who have surrendered their certificates representing shares of Mediconsult Common Stock as provided in the preceding sentence, following the determination of any adjustment to the Exchange Ratio as provided in Section 2(q). It is the intention of the Parties that the holders of Mediconsult Common Stock will, as a result of the Merger, own in the aggregate approximately 42.9% of the Cybear Tracking Stock outstanding after the Merger on a fully diluted basis assuming no adjustment in the Exchange Ratio as provided in Section 2(q).

                           (ii)     At the Effective Time, each outstanding
Mediconsult Option and Mediconsult Warrant shall be assumed by Andrx in accordance with Section 6.

                  (f) Cancellation of Treasury Stock and Shares of Mediconsult Common Stock Owned by Andrx. Each share of Mediconsult Common Stock that is owned by Mediconsult as treasury stock immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof. Each share of Mediconsult Common Stock that is owned by Andrx or any direct or indirect wholly-owned subsidiary of Andrx immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

                  (g) Unvested Mediconsult Common Stock. If any shares of Mediconsult Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement, or other agreement with Mediconsult or under which Mediconsult has any rights, then (unless such condition terminates by virtue of the Merger pursuant to the express term of such agreement) the shares of Cybear Tracking Stock issued in exchange for such shares of Mediconsult Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Cybear Tracking Stock may accordingly be marked with appropriate legends. Mediconsult shall take all action that may be necessary to ensure that, from and after the Effective Time, Andrx is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

                  (h) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock, par value $.001 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation, and the Surviving Corporation shall become a wholly owned subsidiary of Andrx. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such share of capital stock of the Surviving Corporation.

                  (i) Fractional Shares. No fraction of a share of Cybear Tracking Stock will be issued to the stockholders of Mediconsult in the Merger. Instead, as promptly as practicable after the Effective Time, the fractional share interests of Cybear Tracking Stock will be aggregated into whole shares of Cybear Tracking Stock (provided that after such aggregation, the remaining fractional share of Cybear Tracking Stock, if any, shall be rounded up to the next whole share) and sold on the open market by the Exchange Agent. The net proceeds from the sale will be distributed by the Exchange Agent as promptly as practicable after the Effective Time, to the stockholders entitled to receive such fractional share interests from Andrx in an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction, multiplied by the net proceeds per share received by the Exchange Agent for the sale of the Cybear Tracking Stock. Andrx shall pay the Exchange Agent's compensation and expenses in connection with such sale.

                  (j) Exchange Agent. Andrx shall appoint American Stock Transfer and Trust Company to serve as exchange agent (the "Exchange Agent") in the Merger.

                  (k) Andrx to Provide Stock and Cash. Promptly after the Effective Time, Andrx shall make available to the Exchange Agent for exchange in accordance with Section 2(l) the shares of Cybear Tracking Stock issuable pursuant to Section 2(l) in exchange for all of the outstanding shares of the Mediconsult Common Stock immediately prior to the Effective Time and cash in an amount sufficient for payment of any dividends or distributions payable pursuant to Section 2(m).

                  (l) Exchange Procedures. Promptly after the Effective Time, Andrx shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Mediconsult Capital Stock, whose shares were converted into shares of Cybear Tracking Stock pursuant to Section 2(e) and any dividends or other distributions pursuant to Section 2(m): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Andrx may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for certificates representing shares of Cybear Tracking Stock and cash in lieu of fractional shares pursuant to Section 2(i) and any dividends or other distributions pursuant to Section 2(m). Upon surrender of the Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Cybear Tracking Stock into which their shares of Mediconsult Capital Stock were converted at the Effective Time and any dividends or distributions payable pursuant to Section 2(m), and payment in lieu of fractional shares which the holder has the right to receive pursuant to Section 2(i) and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to
Section 2(m) as to the payment of dividends, to evidence the ownership of the number of full shares of Cybear Tracking Stock into which such shares of Mediconsult Capital Stock shall have been so converted (including any voting notice or other rights associated with the ownership of such share of Cybear Tracking Stock under the Andrx Certificate of Incorporation or the bylaws of Andrx or under Delaware law) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2(i) and any dividends or distributions payable pursuant to Section 2(m). If any portion of the Cybear Tracking Stock (and any dividends or distributions thereon), otherwise payable hereunder to any person, is to be issued or paid to a person other than the person in whose name the Certificate is registered, it shall be a condition to such issuance or payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance or payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such issuance or payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

                  (m) Dividends; No Further Ownership Rights in Mediconsult Capital Stock; Etc.

                           (i)      Notwithstanding any other provisions of this
Agreement, no dividends or other distributions declared after the Effective Time on the Cybear Tracking Stock shall be paid with respect to any shares of Mediconsult Capital Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Cybear Tracking Stock certificates issued in exchange therefor, without interest, (A) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Cybear Tracking Stock and not paid, less the amount of any withholding Taxes which may be required thereon and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Cybear Tracking Stock, less the amount of any withholding Taxes which may be required thereon.

                           (ii)     All shares of the Cybear Tracking Stock
issued upon surrender of Certificates in accordance with this Section 2 shall be deemed to be in full satisfaction of all rights pertaining to the shares of Mediconsult Capital Stock represented thereby, and from and after the Effective Time, there shall be no transfers on the stock transfer books of Mediconsult of the shares of Mediconsult Capital Stock. If, after the Effective Time, certificates representing any such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for the consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in Section 2(l).

                           (iii)    Upon demand by Andrx, the Exchange Agent
shall deliver to Andrx any portion of the Cybear Tracking Stock made available to the Exchange Agent pursuant to Section 2(k) hereof, and cash in lieu of fractional shares thereof, that remains undistributed to holders of Mediconsult Capital Stock one year after the Effective Time. Holders of Certificates who have not complied with this Section 2 prior to such demand shall thereafter look only to Andrx for payment of any claim to such Cybear Tracking Stock and dividends or distributions, if any, in respect thereof.

                           (iv)     The Surviving Corporation and Andrx shall be
entitled to deduct and withhold from the Cybear Tracking Stock (and any dividends or distributions thereon), otherwise payable hereunder, to any person such amounts as it is required to deduct and withhold with respect to making of such payment under any provision of federal, state, local or foreign income Tax law. To the extent that the Surviving Corporation or Andrx so withholds those amounts, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Mediconsult Capital Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Andrx, as the case may be.

                  (n) Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Andrx, the posting by such person of a bond in such reasonable amount as Andrx may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable merger consideration and unpaid dividend and distributions on shares of Cybear Tracking Stock deliverable in respect thereof pursuant to this Agreement.

                  (o) Dissenters' Rights. Any Dissenting Shares shall not be converted into shares of Cybear Tracking Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL. Mediconsult agrees that, except with the prior written consent of Andrx, or as required under the DGCL, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of the DGCL, becomes entitled to payment of the fair value for shares of Mediconsult Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Andrx shall issue and deliver, upon surrender by such stockholder of the certificate or certificates representing shares of Mediconsult Common Stock, the number of shares of Cybear Tracking Stock to which such stockholder would otherwise be entitled under
Section 2(e) and the Agreement.

                  (p) Tax Consequences. It is intended by the parties hereto that the Andrx Merger shall constitute a reorganization within the meaning of
Section 368(a)(1)(A) (by reason of Section 368(a)(2)(E)) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

                  (q) Adjustment to Exchange Ratio.

                           (i)      Closing Balance Sheet. As promptly as
practicable, but in any event within 90 calendar days following the Closing Date, Andrx shall deliver to the Stockholder Representative a balance sheet as of the closing date (the "Closing Balance Sheet"), together with a report thereon of Andrx's Accountants stating that the Closing Balance Sheet fairly presents the financial condition of Mediconsult as of the Closing Date in conformity with GAAP, except as hereinafter provided, applied on a basis consistent with the preparation of the Mediconsult Balance Sheet and in accordance with the requirements of this Agreement.

                           (ii)     Adjustment. The Closing Balance Sheet shall
be deemed final, conclusive and binding for the purposes of this Section 2(q) upon the date (the "Adjustment Date") that is the earliest of (A) the failure of the Stockholder Representative to notify Andrx of a dispute within 20 business days after the post-marked date or the Stockholder Representative's receipted date of Andrx's delivery of the Closing Balance Sheet to the Stockholder Representative, (B) the resolution of all disputes pursuant to Section 2(q)(iii) by Andrx's Accountants and Mediconsult's Accountants, and (C) the resolution of all disputes, pursuant to

Section 2(q)(iii) by the Independent Accountants. In the event that the amount of the total stockholders equity as shown on the Closing Balance Sheet (the "Mediconsult Stockholders Equity") is less than the amounts set forth on
Schedule 2(q) (the "Base Stockholders Equity"), then, within three business days after the Adjustment Date the Exchange Ratio shall be adjusted downward by
0.0128 of a share of Cybear Tracking Stock for each $250,000 by which the Base Stockholders Equity exceeds the Mediconsult Stockholder Equity (the "Deficit Amount") up to a maximum of 0.0286 of a share of Cybear Trading Stock.

                           (iii)    Disputes.

                                    (1) Subject to clause (2) of this Section
2(q)(iii), the Closing Balance Sheet delivered by Andrx to the Stockholder Representative shall be deemed to be and shall be final, conclusive and binding upon the Parties hereto. The Closing Balance Sheet shall be prepared in accordance with GAAP on the basis of Mediconsult's historical accounting practices, consistently applied and shall set forth information and financial data in form and substance consistent with the comparable information and financial data set forth in the Mediconsult Financial Statements.

                                    (2) The Stockholder Representative may
dispute the Deficit Amount reflected on the Closing Balance Sheet on the basis that the amount was not arrived at in accordance with GAAP, applied on a basis consistent with the preparation of the Mediconsult Balance Sheet (or on the basis of any judgments made under GAAP); provided, however, that the Stockholder Representative shall have notified Andrx and Andrx's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 15 business days after the date of Andrx's delivery of the Closing Balance Sheet to the Stockholder Representative. In the event of such a dispute, the Stockholder Representative may cause Mediconsult's Accountants to inspect the Closing Balance Sheet, and Mediconsult's Accountants shall have access to any work papers prepared by Andrx or Andrx's Accountants in the preparation of the Closing Balance Sheet. Upon completion of the review by Mediconsult's Accountants, which review shall be completed within ten business days after the date of the Stockholder Representative's written notice referred to in the first sentence of this subsection, Mediconsult's Accountants and Andrx's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, conclusive and binding on the Parties hereto. If Mediconsult's Accountants and Andrx's Accountants are unable to reach a resolution within 30 business days after the date of the Stockholder Representative written notice of dispute, Mediconsult's Accountants and Andrx's Accountants shall submit the items remaining in dispute for resolution to a nationally recognized accounting firm reasonably acceptable to Mediconsult's Accountants and Andrx's Accountants (the "Independent Accountants"), which shall, within 30 business days after such submission, determine and report to the Stockholder Representative and Andrx upon such remaining disputed items, and such report shall be final, conclusive and binding on the Stockholder Representative and Andrx. The fees and disbursements of the Independent Accountants shall be shared equally by Andrx and the Stockholder Representative.

                                    (3) The resolution of disputed matters with
respect to the Closing Balance Sheet pursuant to the provisions of this Section 2(q) shall not preclude, restrict or otherwise adversely affect any of Andrx's rights to indemnification or other legal remedies under this Agreement.

                                    (4)(i) Subject to the terms and conditions
of this Section 2(q), Ian Sutcliffe is designated as the representative of the Mediconsult Stockholders (the "Stockholder Representative") by Mediconsult on behalf of each of the Mediconsult Stockholders to serve, and Andrx hereby acknowledges that the Stockholder Representative shall serve, as the sole representative of the Mediconsult Stockholders from and after the Effective Time with respect to the matters set forth in this Section 2(q). The Stockholder Representative shall serve in such capacity without compensation except for the reimbursement of out-of-pocket expenses and indemnification specifically provided herein. The Stockholder Representative has accepted such designation as of the date hereof. Notwithstanding anything to the contrary contained in this Agreement, the Stockholder Representative shall have no duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any Mediconsult Stockholders shall otherwise exist against the Stockholder Representative.

                                    (ii)     Each of the Mediconsult
Stockholders by voting in favor of this Agreement at the Mediconsult Stockholders Meeting and/or by acceptance or receipt of any portion of the consideration to be paid pursuant to Section 2(e) will and hereby does, effective as of the Effective Time, irrevocably appoint the Stockholder Representative as the agent, proxy and attorney-in-fact for such Mediconsult Stockholder for all purposes of this Section 2(q), including full power and authority on such Mediconsult Stockholder's behalf (i) to take all actions which the Stockholder Representative considers necessary or desirable in connection with the defense, pursuit or settlement of any determinations relating to this
Section 2(q), (ii) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as he shall deem necessary or prudent in connection with the administration of the foregoing; (iii) to provide for all expenses incurred in connection with the administration of the foregoing to be paid by directing Andrx to reimburse the Stockholder Representative for such expenses; (iv) to accept and receive notices to the Mediconsult Stockholders pursuant to this Agreement; and (v) to take all other actions and exercise all other rights which the Stockholder Representative (in his sole discretion) considers necessary or appropriate in connection with this Agreement. Each of the Mediconsult Stockholders, by voting in favor of this Agreement at the Mediconsult Stockholders Meeting and/or by acceptance or receipt of any portion of the consideration to be paid pursuant to Section 2(e), agrees that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of the Stockholder Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Mediconsult Stockholder. All decisions and acts by the Stockholder Representative shall be binding upon all of the Mediconsult Stockholders, and no Mediconsult Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

                                    (iii)    If the Stockholder Representative
shall die, become incapacitated, resign or otherwise fail to act on behalf of the Mediconsult Stockholders for any reason, the Stockholder Representative shall be such other person as shall be selected by a majority of the persons serving as directors of Mediconsult immediately prior to the Closing, and such substituted representative shall be deemed to be the Stockholder Representative for all purposes of this Agreement.

                                    (iv)     The Stockholder Representative is
authorized to act on the Mediconsult Stockholders' behalf notwithstanding any dispute or disagreement among the Mediconsult Stockholders and the other Parties shall be entitled to rely on any and all action taken by the Stockholder Representative without any liability to, or obligation to inquire of, any of the Mediconsult Stockholders even if such Party shall be aware of any actual or potential dispute or disagreement among the Mediconsult Stockholders. Each of the other Parties hereto is expressly authorized to rely on the genuineness of the signature of the Stockholder Representative and, upon receipt of any writing which reasonably appears to have been signed by the Stockholder Representative, the other Parties hereto may act upon the same without any further duty of inquiry as to the genuineness of the writing.

                                    (v)      Neither the Stockholder
Representative nor any agent employed by him shall be liable to any of the Mediconsult Stockholders relating to the performance of his duties under this Agreement for any errors in judgment, negligence, oversight, breach of duty or otherwise except to the extent it is finally determined in a court of competent jurisdiction by clear and convincing evidence that the actions taken or not taken by the Stockholder Representative constituted fraud or were taken or not taken in bad faith. The Stockholder Representative shall be indemnified and held harmless by Andrx against all damages to be paid or incurred in connection with any action, suit proceeding or claim to which the Stockholder Representative is made a party by reason of the fact that he was acting as the Stockholder Representative pursuant to this Agreement; provided, however, that the Stockholder Representative shall not be entitled to indemnification hereunder to the extent it is finally determined in a court of competent jurisdiction that the actions taken or not taken by the Stockholder Representative constituted fraud or were taken or not taken in bad faith. The Stockholder Representative shall be protected in acting upon any notice, statement or certificate believed by him to be genuine and to have been furnished by the appropriate person and in acting or refusing to act in good faith or any matter.

                  (r) Taking of Necessary Action, Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Mediconsult and Merger Sub, the officers and directors of Andrx, Mediconsult and Merger Sub are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

         3. Representations and Warranties of Mediconsult. Mediconsult represents and warrants to Andrx and Merger Sub that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as disclosed in or contemplated by the Mediconsult Public Reports or as set forth on the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

                  (a) Organization, Qualification, and Corporate Power. Each of Mediconsult and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Mediconsult and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of Mediconsult or Physicians' Online, or on the ability of the Parties to consummate the transactions contemplated by this Agreement (a "Mediconsult Material Adverse Effect"); it being understood, however, that Mediconsult's continuing to incur losses, as long as such losses are in the Ordinary Course of Business, shall not, alone, be deemed to be a Mediconsult Material Adverse Effect. Each of Mediconsult and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Mediconsult has delivered or made available to Andrx a true and correct copy of the certificate or articles of incorporation, as amended, and bylaws, as amended, and any other charter or organizational documents, each as amended, of Mediconsult and each of its Subsidiaries. Neither Mediconsult nor any of its Subsidiaries is in violation of any of the provisions of its certificate or articles of incorporation or bylaws or other charter or organizational documents, each as amended. Mediconsult is the owner of all outstanding shares of capital stock or voting securities of each of its Subsidiaries, except for Pharma Marketing, LLC, which is 35% owned by Mediconsult, and all such shares and voting securities are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock and voting securities of each such Subsidiary are owned by Mediconsult, free and clear of all Security Interests or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary, or otherwise obligating Mediconsult or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. The Disclosure Schedule sets forth all of Mediconsult's Subsidiaries. Mediconsult does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any other corporation, partnership, joint venture or other business association or entity.

                  (b) Capitalization. The entire authorized capital stock of Mediconsult consists of 100,000,000 shares of Mediconsult Common Stock, of which 54,190,636 shares are issued and outstanding, and 5,000,000 shares of preferred stock, each with a par value of $.001 per share, none of which are issued and outstanding. All of the issued and outstanding shares of Mediconsult Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable and are free and clear of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Mediconsult Certificate of Incorporation or bylaws, each as amended, or any agreement to which Mediconsult is a party or by which it is bound. As of the close of business on December 31, 2000, Mediconsult has reserved an aggregate of 7,345,270 shares of Mediconsult Common Stock, net of exercises, for issuance to employees, consultants and directors pursuant to the Mediconsult Option Plans, of which 3,358,375 shares have been issued pursuant to option exercises or direct stock purchases, and 3,986,895 shares are subject to outstanding, unexercised options. As of the close of business on December 31, 2000, there were 1,703,425 shares of Mediconsult Common Stock issuable pursuant to the Mediconsult Warrants. Since September 30, 2000, Mediconsult has not issued or granted additional options under the Mediconsult Option Plans or otherwise. Mediconsult has not issued or granted any stock appreciation rights or performance units under the Mediconsult Option Plans or otherwise. Except for the rights created pursuant to this Agreement, the Mediconsult Option Plans or the Mediconsult Warrants, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Mediconsult is a party or by which it is bound obligating Mediconsult to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Mediconsult Capital Stock or obligating Mediconsult to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for this Agreement or contemplated hereunder, there are no contracts, commitments or agreements relating to voting, purchase or sale of Mediconsult Capital Stock (i) between or among Mediconsult and any of the Mediconsult Stockholders or (ii) to Mediconsult's Knowledge, between or among any of the Mediconsult Stockholders. To the extent not terminated prior to Closing, the terms of the Mediconsult Option Plans and the Mediconsult Warrants permit the assumption of options or warrants, respectively, to purchase Mediconsult Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Mediconsult Stockholders, or otherwise. Since May 1, 1999, none of the forms of agreements and instruments relating to or issued under the Mediconsult Option Plans have been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the existing forms. All outstanding shares of Mediconsult Common Stock and all Mediconsult Options and Mediconsult Warrants were issued in compliance with all applicable federal and state securities laws.

                  (c) Authorization of Transaction. Mediconsult has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Mediconsult cannot consummate the Merger unless and until it receives the Required Mediconsult Stockholder Vote and the Certificate of Merger is filed and recorded pursuant to the DGCL. Assuming the due authorization, execution and delivery by Andrx and Merger Sub, this Agreement constitutes the valid and legally binding obligation of Mediconsult, enforceable in accordance with its terms and conditions except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) subject to obtaining the Required Mediconsult Stockholder Vote and (w) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (x) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (y) the filing of the Proxy Statement/Prospectus with the SEC in accordance with the Securities Act and the Securities Exchange Act and (z) obtaining or filing such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the HSR Act (clauses (w) through (z), collectively, the "Required Filings") violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, Governmental Permit or other restriction of any Governmental Entity, or court to which any of Mediconsult and its Subsidiaries is subject; (ii) violate any provision of the charter or bylaws of any of Mediconsult and its Subsidiaries or; (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of Mediconsult and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except, in the cases of (i) and (iii), where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Mediconsult Material Adverse Effect. Other than the Required Filings, none of Mediconsult and its Subsidiaries are required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement. Mediconsult is not aware of any reason why the approvals of any Governmental Entities necessary to permit consummation of the Merger or the other transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement that would have a Mediconsult Material Adverse Effect.

                  (e) Filings with the SEC. Since January 1, 1999, Mediconsult has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "Mediconsult Public Reports"). Each of the Mediconsult Public Reports has complied in all material respects with the Securities Act and the Securities Exchange Act in effect as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing). None of the Mediconsult Public Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading except to the extent corrected by a subsequently filed Mediconsult Public Report. Mediconsult has delivered or made available to Andrx a correct and complete copy of each Mediconsult Public Report (together with all exhibits and schedules thereto and as amended to date) and will promptly make available to Andrx all Mediconsult Public Reports and the exhibits thereto filed after the date hereof and prior to the Effective Time. Except as would not have a Mediconsult Material Adverse Effect, all documents required to be filed as exhibits to the Mediconsult Public Reports have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Mediconsult nor any of its Subsidiaries is in material default thereunder.

                  (f) Financial Statements. The financial statements included in the Mediconsult Public Reports and as otherwise provided to Andrx (the "Mediconsult Financial Statements") were complete and correct in all material respects as of their respective dates, comply in all material respects with the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as may be permitted by the SEC on Form 10-Q under the Securities Exchange Act), present fairly the financial condition of Mediconsult and its Subsidiaries as of the indicated dates and the results of operations of Mediconsult and its Subsidiaries for the indicated periods, are correct and complete in all material respects as of their respective dates, and are consistent with the books and records of Mediconsult and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

                  (g) Events Subsequent to Most Recent Mediconsult Fiscal Period End. Since September 30, 2000 (the "Most Recent Mediconsult Fiscal Period End"), Mediconsult has conducted its business in the Ordinary Course of Business and there has not occurred, (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would result in, a Mediconsult Material Adverse Effect; provided, however, that for purposes of this section 3(g), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Mediconsult Material Adverse Effect: (A) circumstances, changes in, or effects on Mediconsult or its business caused by (x) changes in its business plan or methods of operations made at the request of Andrx or (y) actions taken or decisions made by Andrx, (B) any adverse change, event or effect that is caused primarily by conditions generally affecting the United States economy, (C) any adverse change, event or effect that is caused primarily by conditions generally affecting the healthcare, technology, Internet or service industries, or (D) any adverse change that is demonstrated to be attributable primarily to the announcement or discovery of this Agreement and the transactions contemplated hereby (including employee attrition or any loss of business relationships), unless such change resulted from a breach by Mediconsult of its obligations under this Agreement; (ii) any acquisition, sale or transfer of any asset material to the ongoing business of Mediconsult or any of its Subsidiaries other than in the Ordinary Course of Business; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Mediconsult, except as required by concurrent changes in GAAP or any revaluation by Mediconsult of any of its or any of its Subsidiaries' assets, except as required by GAAP; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Mediconsult Capital Stock, or any direct or indirect redemption, purchase or other acquisition by Mediconsult of any of its shares of the Mediconsult Capital Stock; (v) any contract entered into by Mediconsult or any of its Subsidiaries, other than in the Ordinary Course of Business, or any amendment or termination of, or default under, any contract to which Mediconsult or any of its Subsidiaries is a party or by which it is bound, which individually or in the aggregate would have a Mediconsult Material Adverse Effect; (vi) any amendment or change to the Mediconsult Certificate of Incorporation or bylaws of Mediconsult; (vii) any increase in or modification (other than a decrease in compensation or other benefits) of the compensation or benefits payable or to become payable by Mediconsult to any of its directors, officers or employees (except in the case of employees (other than officers) increases (x) in the Ordinary Course of Business or (y) as required by any relevant employee agreement or option agreement); (viii) any change in the interest rate risk management and hedging policies, procedures or practices of Mediconsult or any of its Subsidiaries, or any failure to comply with such policies, procedures and practices; or (ix) any negotiation or agreement by Mediconsult or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (viii) (other than negotiations with Andrx and its representatives regarding the transactions contemplated by this Agreement).

                  (h) Undisclosed Liabilities. Neither Mediconsult nor any of its Subsidiaries has any obligations or liabilities (contingent or otherwise) except obligations and liabilities (i) that are fully accrued or provided for in all material respects in the consolidated balance sheet of Mediconsult as of November 30, 2000, (the "Mediconsult Balance Sheet") in accordance with GAAP, or disclosed in the notes therein in accordance with GAAP or (ii) that were incurred after the Most Recent Mediconsult Fiscal Period End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). All material agreements currently in effect, including all material agreements, arrangements or understandings with directors and officers of Mediconsult, are filed as exhibits to Mediconsult Public Reports.

                  (i) Litigation. Neither Mediconsult nor any of its Subsidiaries is (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge, which would have a Mediconsult Material Adverse Effect, or (ii) a party to or, to Mediconsult's Knowledge, threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before any Governmental Entity or before any arbitrator which would have a Mediconsult Material Adverse Effect.

                  (j) Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Mediconsult or any of its Subsidiaries which has had or would have the effect of prohibiting or impairing any current business practice of Mediconsult or any of its Subsidiaries, any acquisition of property by Mediconsult or any of its Subsidiaries or the conduct of business by Mediconsult or any of its Subsidiaries as currently conducted by Mediconsult or any of its Subsidiaries.

                  (k) Compliance With Laws. Each of Mediconsult and its Subsidiaries has complied in all respects with all applicable federal, state, local, self-regulatory and foreign laws, statutes, ordinances, rules and regulations, and is not in violation in any respect of, and has not received any notices of violation with respect to, its respective certificate or articles of incorporation or bylaws or other charter or organizational documents, each as amended, or any federal, state, local, self-regulatory or foreign statute, law, ordinance, rule or regulation applicable to the conduct of its business or the ownership or operation of its business, except where such noncompliance or violation would not have a Mediconsult Material Adverse Effect.

                  (l) Title to Property. Mediconsult and its Subsidiaries have good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of their respective properties, interests in properties and assets, real and personal, reflected in the Mediconsult Balance Sheet or acquired after the Most Recent Mediconsult Fiscal Period End (except properties, interests in properties and assets sold or otherwise disposed of since the Most Recent Mediconsult Fiscal Period End in the Ordinary Course of Business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all Security Interests of any kind or character, except (i) the lien of current Taxes not yet due and payable or which are being contested in good faith, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Mediconsult Balance Sheet or in any Mediconsult Public Report filed with respect to the Mediconsult Balance Sheet.

The plants, property and equipment of Mediconsult and its Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Mediconsult and its Subsidiaries are reflected in the Mediconsult Balance Sheet to the extent GAAP requires the same to be reflected. Schedule 3(l) of the Disclosure Schedule identifies each parcel of real property owned or leased by Mediconsult or any of its Subsidiaries.

                  (m) Intellectual Property.

                           (i)      Intellectual Property - The term
"Intellectual Property" includes:

                                    (1) the name "Mediconsult.com, Inc.," all
fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks") owned or used by Mediconsult or any of its Subsidiaries;

                                    (2) all domestic or foreign patents, or
patent applications filed by Mediconsult or any of its Subsidiaries in the United States or foreign patent offices, any continuations, divisionals, reexaminations or reissues of these patents or patent applications, and inventions and discoveries and improvements thereof whether patentable or not, assigned to Mediconsult or any of its Subsidiaries or which is under obligation to be assigned to Mediconsult or any of its Subsidiaries (collectively, "Patents");

                                    (3) all copyrights in both published works
and unpublished works (collectively, "Copyrights"); and

                                    (4) all information including a formula,
pattern, compilation, program, device, method, technique, or process that (x) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use; and (y) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                           (ii)     Agreements. Section 3(m)(ii) of the
Disclosure Schedule contains a complete and accurate list of all material contracts relating to the Intellectual Property to which Mediconsult or any of its Subsidiaries is a party or by which Mediconsult or any of its Subsidiaries is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which Mediconsult or any of its Subsidiaries is the licensee. There are no outstanding or, to Mediconsult's Knowledge, threatened disputes or disagreements with respect to any such agreement.

                           (iii)    Know-How Necessary for the Business.

                                    (1) The Intellectual Property is all such
property necessary for Mediconsult or any of its Subsidiaries to operate its business as it is currently conducted. Mediconsult or a Subsidiary is the owner of all right, title, and interest in and to each of the Intellectual Property, free and clear of all Security Interests, equities, and other adverse claims, and to Mediconsult's Knowledge, has the right to use without payment to a third party all of the Intellectual Property.

                                    (2) Except as set forth in Section 3(m)(iii)
of the Disclosure Schedule, all employees hired by Mediconsult and its Subsidiaries since May 1, 1999 (except for employees of Physicians' Online as to which this representation shall be made since December 16, 1999) have executed written Contracts with Mediconsult or its Subsidiaries that assign to Mediconsult or a Subsidiary all rights to any inventions, improvements, discoveries, or information relating to the business or technology of Mediconsult or a Subsidiary. No employee of Mediconsult or a Subsidiary has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Mediconsult or a Subsidiary.

                           (iv)     Patents. Mediconsult has no Patents. To
Mediconsult's Knowledge, none of the products manufactured or sold, or any process or know-how used, by Mediconsult or any of its Subsidiaries infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                           (v)      Trademarks.

                                    (1) Section 3(m)(v) of the Disclosure
Schedule contains a complete and accurate list of all material marks. Either Mediconsult or a Subsidiary is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Security Interests, equities, and other adverse claims.

                                    (2) All Marks that have been registered with
the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety days after the Closing Date, except where the noncompliance would not have a Mediconsult Material Adverse Effect.

                                    (3) No Mark has been or is now involved in
any opposition, invalidation, or cancellation and, to Mediconsult's Knowledge, no such action is threatened with the respect to any of the Marks.

                                    (4) To Mediconsult's Knowledge, there is no
potentially interfering trademark or trademark application of any third party.

                                    (5) To Mediconsult's Knowledge, since May 1,
1999, no Mark has been infringed or has been challenged or threatened in any way. To Mediconsult's Knowledge, none of the Marks used by Mediconsult or a Subsidiary infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                                    (6) All products and materials containing a
Mark bear the proper federal registration notice where permitted by law, except where the failure to bear such notice would not have a Mediconsult Material Adverse Effect.

                           (vi)     Copyrights.

                                    (1) Either Mediconsult or a Subsidiary is
the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Security Interests, equities, and other adverse claims.

                                    (2) None of the Copyrights are registered.

                                    (3) To Mediconsult's Knowledge, no Copyright
is infringed or has been challenged or, to Mediconsult's Knowledge, threatened in any way. To Mediconsult's Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                                    (4) All works encompassed by the Copyrights
have been marked with the proper copyright notice, except where the failure to have such proper copyright notice would not have a Mediconsult Material Adverse Effect.

                           (vii)    Trade Secrets.

                                    (1) Mediconsult and its Subsidiaries have
taken reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                                    (2) Either Mediconsult or a Subsidiary has
good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets, except where the failure to have good title and an absolute right would not have a Mediconsult Material Adverse Effect. The Trade Secrets have not been used, divulged, or appropriated either for the benefit of any Person (other than Mediconsult or any of its Subsidiaries) or to the detriment of Mediconsult or any of its Subsidiaries. No Trade Secret is subject to any adverse claim or has been challenged or, to Mediconsult's Knowledge, threatened in any way.

                  (n) Environmental Matters. (i) To Mediconsult's Knowledge, no ethylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) to Mediconsult's Knowledge, all Hazardous Materials have been disposed of in accordance with all Environmental and Safety Laws;
(iii) to Mediconsult's Knowledge, Mediconsult and its Subsidiaries have received no written notice of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Mediconsult's Knowledge, threatened relating to a violation of any Environmental and Safety Laws at any of the Facilities or by Mediconsult or any of its Subsidiaries; (v) to Mediconsult's Knowledge, neither Mediconsult nor any of its Subsidiaries is a potentially responsible party under CERCLA, or any analogous state statute, arising out of events occurring prior to the Effective Time; (vi) to Mediconsult's Knowledge, there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or any Property; (vii) to Mediconsult's Knowledge, there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under any Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells;
(viii) to Mediconsult's Knowledge, there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) to Mediconsult's Knowledge, there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) Mediconsult's and its Subsidiaries' uses of and activities in the Facilities and Property have at all times complied in all material respects with all Environmental and Safety Laws; and (xi) Mediconsult and its Subsidiaries have all the permits and licenses required to be issued under Environmental and Safety Laws for their respective uses of and activities in the Facilities and Property and are in compliance in all material respects with the terms and conditions of those permits.

                  (o) Taxes. Mediconsult and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Mediconsult or any of its Subsidiaries is or has been a member have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due, other than any Taxes for which adequate reserves under GAAP have been recorded in the Mediconsult Financial Statements. Mediconsult has provided adequate accruals in accordance with GAAP in the Mediconsult Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Mediconsult has no liability for unpaid Taxes accruing after the Most Recent Mediconsult Fiscal Period End other than Taxes arising in the Ordinary Course of Business. There is (i) no claim for Taxes that is a lien against the property of Mediconsult or any of its Subsidiaries or is being asserted against Mediconsult or any of its Subsidiaries other than liens for Taxes not yet due and payable, (ii) Mediconsult has not been notified that any audit of any Tax Return of Mediconsult or any of its Subsidiaries is being conducted by a Tax Authority, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Mediconsult or any of its Subsidiaries is currently in effect, and (iv) there is no agreement, contract or arrangement to which Mediconsult or any of its Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. Mediconsult has not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither Mediconsult nor any of its Subsidiaries has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Mediconsult or any of its Subsidiaries. Neither Mediconsult nor any of its Subsidiaries is a party to any Tax sharing or Tax allocation agreement nor does Mediconsult or any of its Subsidiaries owe any amount under any such agreement. Neither Mediconsult nor any of its Subsidiaries has ever been a member of a consolidated, combined or unitary group of which Mediconsult was not the ultimate parent corporation. Any tax liability of Mediconsult and its Subsidiaries which, individually or in the aggregate, does not exceed $10,000 shall not be considered a breach of any representation contained in this Section 3(o).

                  (p) Employee Benefit Plans.

                           (i)      Schedule 3(p) of the Disclosure Schedule
lists, with respect to Mediconsult, any Subsidiary of Mediconsult and any trade or business (whether or not incorporated) which is treated as a single employer with Mediconsult (a "Mediconsult ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (1) all employee benefit plans (as defined in Section 3(3) of ERISA), (2) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (3) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (4) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Mediconsult and that do not generally apply to all employees, and (5) any current or former employment or executive compensation or severance agreements, written or otherwise, that are still operative and in effect for the benefit of, or relating to, any present or former employee, consultant or director of Mediconsult (together, the "Mediconsult Employee Plans").

                           (ii)     Mediconsult has furnished or made available
to Andrx a copy of each of the Mediconsult Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Mediconsult Employee Plan which is subject to ERISA reporting requirements, provided copies or made available to Andrx the Form 5500 reports filed for the last three plan years. Any Mediconsult Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or will apply to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Mediconsult has also furnished or made available to Andrx with the most recent IRS determination letter issued with respect to each such Mediconsult Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the Tax-qualified status of any Mediconsult Employee Plan subject to Code Section 401(a). Mediconsult has also furnished or made available to Andrx all registration statements and prospectuses prepared in connection with each Mediconsult Employee Plan.

                           (iii)    None of the Mediconsult Employee Plans
promises or provides retiree medical or other retiree welfare benefits to any person except as required by Code Section 4980-B; there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Mediconsult Employee Plan, which could have, in the aggregate, a Mediconsult Material Adverse Effect; each Mediconsult Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Mediconsult Material Adverse Effect, and Mediconsult and each Subsidiary or Mediconsult ERISA Affiliate have performed all obligations required to be performed by them under, are not in default under or violation of, and have no Knowledge of any default or violation by any other party to, any of the Mediconsult Employee Plans except as would not have, in the aggregate, a Mediconsult Material Adverse Effect; neither Mediconsult nor any Subsidiary or ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Mediconsult Employee Plans; all contributions or premiums required to be made by Mediconsult or any Subsidiary or Mediconsult ERISA Affiliate to any Mediconsult Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Mediconsult Employee Plan for the current plan years; with respect to each Mediconsult Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; all outstanding indebtedness for services performed or accrued vacation, holiday pay, earned commissions, accrued bonuses or other benefits owed to any present or former employee, consultant or director have been paid when due; or to the extent set forth in Section 3(p)(iii) of the Disclosure Schedule accrued on the books of Mediconsult; and no action or failure to act with respect to any Mediconsult Employee Plan could subject Andrx or the Surviving Corporation or any of their respective Affiliates or any Mediconsult Employee Plan to any material Tax, penalty or other liability, for breach of fiduciary duty or otherwise, under ERISA or any other applicable law, whether by way of indemnity or otherwise. With respect to each Mediconsult Employee Plan subject to ERISA as either an employee pension plan within the meaning of
Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of
Section 3(l) of ERISA, Mediconsult has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Mediconsult Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Mediconsult is threatened, against or with respect to any such Mediconsult Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor, and, to the Knowledge of Mediconsult, there are no facts that could give rise to any liability in excess of $10,000, individually or in the aggregate, in the event of any such suit, proceeding, action or other litigation. No payment or benefit which will or may be made (either as a result of the Merger or otherwise) by Mediconsult to any employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code. Neither Mediconsult nor any Subsidiary or other ERISA Affiliate is a party to, or has ever been a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA. Neither Mediconsult nor any Subsidiary or Mediconsult ERISA Affiliate currently maintains, sponsors, participates in or contributes to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or
Section 412 of the Code.

                           (iv)     With respect to each Mediconsult Employee
Plan, Mediconsult and each of its Subsidiaries have complied with: (1) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder, (2) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and (3) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder; except to the extent that such failure to comply with any of the aforementioned rights, would not, in the aggregate, have a Mediconsult Material Adverse Effect.

                           (v)      The consummation of the transactions
contemplated by this Agreement will not (either alone or when taken together)
(1) entitle any current or former employee or other service provider of Mediconsult, any Mediconsult Subsidiary or any other

Mediconsult ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (2) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

                           (vi)     There has been no amendment to, or written
interpretation or announcement (whether or not written) by Mediconsult, any Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Mediconsult Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Mediconsult Financial Statements.

                           (vii)    There are no outstanding deferrals of any
cash or securities under the Mediconsult Option Plans.

                  (q) Employee Matters.

                           (i)      Neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated hereby will (1) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Mediconsult or any of its Subsidiaries, (2) increase any benefits otherwise payable by Mediconsult or (3) result in the acceleration of the time of payment or vesting of any such benefits.

                           (ii)     Mediconsult and each of its Subsidiaries are
in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours, occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Mediconsult and each of its Subsidiaries has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees, and is not liable for any arrears of wages or any material Taxes or any penalty for failure to comply with any of the foregoing that would have a Mediconsult Material Adverse Effect. Mediconsult is not liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Mediconsult or any of its Subsidiaries under any workers compensation plan or policy or for long term disability. Neither Mediconsult nor any of its Subsidiaries has any obligations under COBRA with respect to any former employees or qualified beneficiaries thereunder, except for obligations that would not, individually or in the aggregate, have a Mediconsult Material Adverse Effect. There are no controversies pending or, to the Knowledge of Mediconsult, threatened between Mediconsult or any of its Subsidiaries, on the one hand, and any of their respective employees, on the other hand, which controversies have or would result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity which would have a Mediconsult Material Adverse Effect. Neither Mediconsult nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract; nor does Mediconsult have Knowledge of any activities or proceedings of any labor union to organize any employees of Mediconsult or any of its Subsidiaries. To Mediconsult's Knowledge, no employees of Mediconsult are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Mediconsult because of the nature of the business conducted or presently proposed to be conducted by Mediconsult or to the use of trade secrets or proprietary information of others. Except as disclosed in the Mediconsult Public Reports filed prior to the date of this Agreement, Mediconsult does not have any employment agreement with any of its officers or other employees.

                  (r) Interested Party Transactions. Except as disclosed in the Mediconsult Public Reports filed prior to the date of this Agreement, neither Mediconsult nor any of its Subsidiaries is indebted to any director, officer, employee or agent of Mediconsult or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Mediconsult or any of its Subsidiaries other than any employees (who is not an officer) for nonmaterial amounts, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Securities Exchange Act.

                  (s) Insurance. Mediconsult and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Mediconsult and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Mediconsult and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Mediconsult has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                  (t) Regulatory Matters.

                           (i)      Mediconsult and its Subsidiaries have
complied, and are in compliance, in all respects with all applicable federal, state, local and self-regulatory laws, statutes, licensing requirements, rules, and regulations, except where such noncompliance would not have a Mediconsult Material Adverse Effect. Each of Mediconsult and its Subsidiaries has obtained and is in compliance in all respects with, all Governmental Permits of any and all Governmental Entities required for the carrying on of its business and the maintenance of its assets and such Governmental Permits are in full force and effect, and there are no circumstances of which Mediconsult is aware which indicate that any of such Governmental Permits may be revoked or not renewed or withdrawn or (except to an immaterial or beneficial extent) amended, in whole or in part, except where such noncompliance would not have a Mediconsult Material Adverse Effect. Schedule 3(t) to the Disclosure Schedule sets forth a true and complete list of all Governmental Permits held by or on behalf of Mediconsult or any of its Subsidiaries. Neither Mediconsult nor any of its Subsidiaries has received any written or, to the Knowledge of Mediconsult, oral notice from any Governmental Entity (1) asserting that Mediconsult or any of its Subsidiaries is not in compliance in any respect with any of the statutes, regulations, or ordinances that such Governmental Entity enforces or (2) threatening to revoke cancel or not renew any Governmental Permit or (3) restricting or disqualifying their activities. After giving effect to the Merger, all Governmental Permits of the Surviving Corporation and its Subsidiaries shall continue to be valid and in full force and effect to the same extent as they presently are for Mediconsult and its Subsidiaries. There is no order issued, investigation or proceeding pending or, to Mediconsult's Knowledge, threatened, or notice served which remains outstanding or unresolved, with respect to any violation of any law, statute, ordinance, order, writ, decree, rule, or regulation issued by any Governmental Entity applicable to either Mediconsult or any of its Subsidiaries or any of their respective directors, officers, employees or agents.

                           (ii)     Neither Mediconsult nor any of its
Subsidiaries is a party or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of any Governmental Entity which imposes any material restrictions on, or otherwise affects in any material respect, the conduct of the business of Mediconsult or any of its Subsidiaries. Schedule 3(t) of the Disclosure Schedule sets forth all compliance or enforcement proceedings or, to the Knowledge of Mediconsult, examinations, inspections, investigations or inquiries convened, and all fines, sanctions and other measures imposed by any Governmental Entity against, concerning or relating to Mediconsult, any of its Subsidiaries, any of their respective predecessor entities, or any of their respective directors, officers, employees or agents.

                  (u) Material Contracts.

                           (i)      Except for the contracts included as
exhibits to the Mediconsult Public Reports or in connection with this transaction, and other than contracts involving the payment or receipt of less than $10,000, neither Mediconsult nor any of its Subsidiaries is a party to or bound by any of the following (collectively and including the contracts which are included as exhibits to the Mediconsult Public Reports, the "Mediconsult Material Contracts"):

                                    (1) any contract or agreement for the
acquisition or sale of securities or any material portion of the assets or business of or to any other person or entity whether completed or pending other than pursuant to Mediconsult Options and Mediconsult Warrants;

                                    (2) any contract or agreement for the
purchase of materials, supplies, equipment, services or data involving in the case of any such contract or agreement more than $10,000 over the life of the contract or agreement;

                                    (3) any contract, agreement or instrument
that expires or may be renewed at the option of any person other than Mediconsult or its Subsidiaries so as to expire more than six months after the date of this Agreement, or which is not terminable by Mediconsult or a Subsidiary (as applicable) on sixty or fewer days' notice at any time without penalty, and involves the receipt or payment by Mediconsult or any of its Subsidiaries of more than $10,000 during any twelve month period;

                                    (4) any indenture, mortgage, note, loan
agreement installment obligation or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement, any letter of credit or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                                    (5) any contract or agreement for capital
expenditures in excess of $10,000, individually or in the aggregate, with other similar contracts or agreements;

                                    (6) any contract or agreement which
restricts the geographic and operational freedom of Mediconsult or any of its Subsidiaries or, to the Knowledge of Mediconsult, any of its officers or key employees to engage in any line of business (as that term is defined in the Exchange Act) or to compete with any Person except for competition in any lines of business in which neither Party is currently engaged or will foreseeably engage or any confidentiality, secrecy or non-disclosure contract or agreement other than an ancillary provision included as part of a contract or agreement entered into by Mediconsult or any of its Subsidiaries in the Ordinary Course of Business or other contracts or agreements which are substantially in the form as usually used by Mediconsult;

                                    (7) any contract or agreement involving
payments during any twelve-month period of $10,000 or more, pursuant to which Mediconsult or any of its Subsidiaries is a lessor or lessee of any real property, machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                                    (8) any contract or agreement with any
person with whom Mediconsult or any of its Subsidiaries does not deal at arm's length within the meaning of the Code;

                                    (9) any agreement of guarantee, support,
indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

                                    (10) any material consulting agreement;

                                    (11) any distribution, reseller, dealer,
agency, franchise, advertising, revenue sharing, marketing or similar agreement;

                                    (12) any clearing agency, investment
banking, placement, broker or similar agreement other than any agreement with McFarland Dewey in connection with this Agreement and the transactions contemplated hereby;

                                    (13) any agreement with any Governmental
Entity or any self-regulatory organization;

                                    (14) any agreement to provide brokerage
services or directly or indirectly participate in brokerage activities, commissions or fees in any manner (including any forms of customer brokerage agreements);

                                    (15) any data redistribution or other
agreement with any vendor of financial market data or relating in any manner to financial market data;

                                    (16) any product and/or service warranties,
price protection or return agreement or written policy or any similar written undertaking by or for which Mediconsult or any of its Subsidiaries remains responsible to perform (a form of any of the foregoing will be sufficient);

                                    (17) any agreement which would be terminable
other than by Mediconsult or its Subsidiaries or any agreement that provides for the payment of money, accelerates or increases benefits, vesting or compensation or entitles any person to take actions or receive benefits or otherwise triggers obligations as a result of the Merger or consummation of any of the transactions contemplated by this Agreement not otherwise disclosed in the Disclosure Schedule; or

                                    (18) any other agreement which is material
to the operations of Mediconsult's or its Subsidiaries' business or operations or which may have a material affect on Mediconsult's assets or, properties or the Merger.

                           (ii)     Each of Mediconsult and its Subsidiaries has
performed all of the obligations required to be performed by it and is entitled to all accrued benefits under, and is not in default, nor to Mediconsult's Knowledge, has a claim been made that it is in default in respect of, each Mediconsult Material Contract to which it is a party or by which it is bound, except where the nonperformance would not have a Mediconsult Material Adverse Effect. Each of the Mediconsult Material Contracts is in full force and effect and there exists no default or event of default or event, occurrence, condition or act, with respect to Mediconsult or its Subsidiaries or, to Mediconsult's Knowledge, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default under any Mediconsult Material Contract, except where the failure to give such notice would not have a Mediconsult Material Adverse Effect. There are no unwritten obligations or agreements or course of dealings contrary in any material respect to the specific terms and conditions of any Mediconsult Material Contract. True, correct and complete copies of all Mediconsult Material Contracts have been delivered or made available to Andrx or filed as an exhibit to the Mediconsult Public Reports.

                  (v) Mediconsult Options. Since September 30, 2000, Mediconsult has not granted any options, stock appreciation rights or other rights to acquire securities under the Mediconsult Option Plans other than grants of stock options; restricted stock, stock appreciation rights or other rights to acquire securities under the Mediconsult Option Plans to Mediconsult Employees and consultants of Mediconsult and its Subsidiaries other than in the Ordinary Course of Business. Except to the extent provided for under the terms of agreements in effect as of the date hereof, Mediconsult has not accelerated, amended or changed the period of exercisability or vesting of options, restricted stock or other rights granted, under the Mediconsult Option Plans, or authorized cash payments in exchange for any options, restricted stock or other rights granted under any of the Mediconsult Option Plans.

                  (w) Opinion of Financial Advisor. Mediconsult has been advised by its financial advisor, McFarland Dewey, that in such advisor's opinion, as of the date hereof, the Merger is fair, from a financial point of view, to the stockholders of Mediconsult. A copy of the written opinion to the foregoing effect of McFarland Dewey dated as of the date of this Agreement has been delivered to Andrx or will be delivered to Andrx within five business days from the date of this Agreement.

                  (x) Tax and Accounting Treatment. Mediconsult has not taken any action that would interfere with Andrx's or the Surviving Corporation's ability to account for the Merger as a purchase or would prevent the Merger from constituting a transaction qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither Mediconsult nor any of its Affiliates or agents is aware of any agreement, plan or other circumstance that is not contemplated by this Agreement that would interfere with Andrx's ability to account for the Merger as a purchase or prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (y) Representations Complete. None of the representations or warranties made by Mediconsult herein or in any schedule hereto, including the Disclosure Schedule, or certificate furnished by Mediconsult pursuant to this Agreement, or the Mediconsult Public Reports, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                  (z) Brokers' Fees. None of Mediconsult or its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Andrx could become liable or obligated, except for fees to be paid to McFarland Dewey.

         4. Representations and Warranties of Andrx. Andrx hereby represents and warrants to Mediconsult that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as disclosed in or contemplated by the Andrx Public Reports or as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

                  (a) Organization of Andrx. Andrx is a corporation duly organized and validly existing under the laws of Delaware. Andrx is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of Andrx, taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement (an "Andrx Material Adverse Effect"). Andrx has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Andrx has delivered or made available to Mediconsult a true and correct copy of the Andrx Certificate of Incorporation and the bylaws of Andrx, each as amended. Andrx is not in violation of any of the provisions of the Andrx Certificate of Incorporation or its bylaws, each as amended.

                  (b) Capitalization. The entire authorized Andrx capital stock consists of 100,000,000 shares of Andrx Common Stock, of which 69,321,273 shares of Andrx Common Stock are issued and outstanding, 50,000,000 shares of Cybear Tracking Stock, of which 15,207,324 shares of Cybear Tracking Stock are issued and outstanding and 1,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. All of the issued and outstanding shares of Andrx Capital Stock have been duly authorized and are validly issued, fully paid, and nonassessable and are free and clear of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Andrx Certificate of Incorporation or the bylaws of Andrx, each as amended, or any agreement to which Andrx is a party or by which it is bound. The shares of Cybear Tracking Stock to be issued in the Merger will be, when issued, duly and validly issued, fully paid and nonassessable, and not subject to any restriction on transfer imposed by the Andrx Certificate of Incorporation or bylaws of Andrx. There are no outstanding or authorized options, warrants, stock appreciation rights, calls, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Andrx to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Andrx Capital Stock or obligating Andrx to grant or otherwise enter into any such option, warrant, call, stock appreciation, purchase, subscription, conversion, exchange or other right, contract, commitment or agreement, or otherwise cause to become outstanding any of its capital stock. There are no contracts, commitments or agreements relating to the voting, purchase or sale of Andrx Capital Stock (i) between or among Andrx and any of its stockholders, or (ii) to Andrx's Knowledge, between or among any of Andrx's stockholders.

                  (c) Authorization of Transaction. Andrx has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Andrx, enforceable in accordance with its terms and conditions except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) subject to the Required Filings, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, or Governmental Entity which Andrx is subject,
(ii) violate any provision of the charter or bylaws of Andrx, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Andrx is a party or by which it is bound or to which any of its assets is subject, except, in the cases of (i) and
(iii), where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have an Andrx Material Adverse Effect. Other than the Required Filings, Andrx is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement. Andrx is not aware of any reason why the approvals of any Governmental Entities necessary to permit consummation of the Merger or the other transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement that would have an Andrx Material Adverse Effect.

                  (e) Filings with the SEC. Since January 1, 1999, each of Andrx and Cybear has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "Andrx Public Reports"). Each of the Andrx Public Reports has complied in all material respects with the Securities Act and the Securities Exchange Act in effect as of their respective dates. None of the Andrx Public Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading except to the extent corrected by a subsequently filed Andrx Public Report. Andrx has delivered or made available to Mediconsult a correct and complete copy of each Andrx Public Report (together with all exhibits and schedules thereto and as amended to date) and will promptly make available to Mediconsult all Andrx Public Reports and the exhibits thereto filed after the date hereof and prior to the Effective Time. Except as would not have an Andrx Material Adverse Effect, all documents required to be filed as exhibits to the Andrx Public Reports have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and Andrx is not in material default thereunder.

                  (f) Financial Statements. The financial statements included in Andrx Public Reports were complete and correct in all material respects as of their respective dates, comply in all material respects with the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as may be permitted by the SEC on Form 10-Q under the Securities Exchange Act), present fairly the financial condition of Andrx and its Subsidiaries as of the indicated dates and the results of operations of Andrx and its Subsidiaries for the indicated periods, are correct and complete in all material respects as of their respective dates, and are consistent with the books and records of Andrx and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

                  (g) Events Subsequent to Most Recent Andrx Fiscal Period End. Since September 30, 2000 (the "Most Recent Andrx Fiscal Period End"), there has not been (i) any change which would have an Andrx Material Adverse Effect, (ii) any acquisition, sale or transfer of any material assets of Andrx, (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Andrx, except as required by concurrent changes in GAAP, or any revaluation by Andrx of any of its assets, except where such change will not have an Andrx Material Adverse Effect, (iv) any direct or indirect redemption, purchase or other acquisition by Andrx of any of the shares of Andrx Capital Stock, (v) any material contract entered into, other than in the Ordinary Course of Business, which relates to Cybear, or any material amendment or termination of, or material default under, any material contract which relates to Cybear or by which entities relating to Cybear are bound, (vi) any amendment or change to the Andrx Certificate of Incorporation or bylaws of Andrx, (vii) any material change in the interest rate risk management and hedging policies, procedures or practices of Andrx or any of its Subsidiaries, or any material failure to comply with such policies, procedures or practices; or (viii) any negotiation or agreement by Andrx or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (vii).

                  (h) Undisclosed Liabilities. Andrx does not have any obligations or liabilities (contingent or otherwise) except obligations and liabilities (i) that are fully accrued or provided for in all material respects in the consolidated balance sheet of Andrx as of the Most Recent Andrx Fiscal Period End in accordance with GAAP, or disclosed in the notes therein in accordance with GAAP or (ii) that were incurred after the Most Recent Andrx Fiscal Period End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). All material agreements currently in effect, including all agreements, arrangements or understandings with directors and officers of Andrx, are filed as exhibits to the Andrx Public Reports.

                  (i) Brokers' Fees. Andrx does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of Andrx and its Subsidiaries could become liable or obligated except for fees to be paid to CIBC World Markets Corp.

                  (j) Disclosure. The Registration Statement and the Proxy Statement/Prospectus will comply with the Securities Act and the Securities Exchange Act in all material respects. At the time it becomes effective under the Securities Act the Registration Statement and at the time it is mailed to the Mediconsult Stockholders and at the time of the Mediconsult Stockholders Meeting the Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading, provided, however, that Andrx makes no representation or warranty with respect to any information that Mediconsult will supply specifically for use in the Registration Statement and the Proxy Statement/Prospectus. None of the information that Andrx will supply specifically for use in the Registration Statement or the Proxy Statement/Prospectus will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

                  (k) Litigation. Andrx is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party to or, to Andrx's Knowledge, threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before any Governmental Entity or before any arbitrator which would have an Andrx Material Adverse Effect.

                  (l) Compliance With Laws. Each of Andrx and its Subsidiaries has complied in all respects with all applicable federal, state, local, self-regulatory and foreign laws, statutes, ordinances, rules and regulations, and is not in violation in any respect of, and has not received any notices of violation with respect to, its respective certificate or articles of incorporation or bylaws or other charter or organizational documents, each as amended, or any federal, state, local, self-regulatory or foreign statute, law, ordinance, rule or regulation applicable to the conduct of its business or the ownership or operation of its business, except where such noncompliance or violation by Andrx would not have an Andrx Material Adverse Effect.

                  (m) Tax and Accounting Treatment. Neither Andrx nor any of its directors or officers has taken any action that would interfere with Andrx's or the Surviving Corporation's ability to account for the Merger as a purchase or would prevent the Merger from constituting a transaction qualifying as a reorganization within the meaning of
Section 368(a) of the Code. Neither Andrx nor any of its Affiliates or agents is aware of any agreement, plan or other circumstance that would interfere with Andrx's ability to account for the Merger as a purchase or prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         5. Representations and Warranties of Merger Sub. Merger Sub hereby represents and warrants to Mediconsult that the statements contained in this
Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 5), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 5.

                  (a) Organization of Merger Sub. Merger Sub is a corporation duly organized and validly existing under the laws of Delaware. Merger Sub is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of Merger Sub taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Merger Sub has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Andrx has delivered to Mediconsult a true and correct copy of the Merger Sub Certificate of Incorporation and Merger Sub Bylaws.

                  (b) Authorization of Transaction. Merger Sub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Merger Sub, enforceable in accordance with its terms and conditions except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  (c) Undisclosed Liabilities. Merger Sub has no material obligations or liabilities (contingent or otherwise) of any nature other than those incurred or to be incurred in connection with the Merger and the transactions related thereto and/or contemplated pursuant hereto.

                  (d) Litigation. Merger Sub is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party to or, to Merger Sub's Knowledge, threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         6. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement through the earlier of Closing or termination of this Agreement.

                  (a) General. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

                  (b) Notices and Consents. The Parties will give any notices (and will cause each of their respective Subsidiaries to give any notices) to third parties, and will use their reasonable best efforts to obtain (and will cause each of their Subsidiaries to use their reasonable best efforts to obtain) the third party consents listed on Schedule 6(b) hereto, or those reasonably requested by the other Party in connection with the matters referred to herein.

                  (c) Regulatory Matters and Approvals. As soon as may be reasonably practicable, each of the Parties will (and Mediconsult will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d), Section 4(d) and Section 5(b) above. Without limiting the generality of the foregoing:

                           (i)      Securities Act, Securities Exchange Act, and
State Securities Laws; Registration Statement and Proxy Statement.

                                    (1) As soon as practicable after the
execution of this Agreement, Mediconsult shall, with the assistance and cooperation of Andrx, prepare and cause to be filed with the SEC preliminary proxy materials relating to the Mediconsult Stockholders Meeting and the vote of Mediconsult Stockholders with respect to the Merger. As soon as practicable after the execution of this Agreement, Andrx shall, with the assistance and cooperation of Mediconsult, prepare and cause to be filed with the SEC a registration statement on Form S-4 with respect to the Cybear Tracking Stock to be received by the Mediconsult Stockholders (the "Registration Statement") and shall take all action required under any applicable laws in connection with the issuance of shares of Cybear Tracking Stock pursuant to the Merger. Andrx and Mediconsult shall use all reasonable best efforts to cause the proxy materials and prospectus to be furnished to the Mediconsult Stockholders (the "Proxy Statement/Prospectus") to comply with applicable law and the rules and regulations promulgated by the SEC and all other applicable federal and state securities law requirements, to respond promptly to any comments of the SEC or its staff and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Mediconsult shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the Mediconsult Stockholders as promptly as practicable after the Proxy Statement/Prospectus is declared effective under the Securities Act. Andrx or Mediconsult shall promptly furnish to the other all information concerning itself, the Mediconsult Stockholders and its Affiliates that may be required or reasonably requested in connection with any action contemplated by this Section 6(c) and cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Registration Statement and the Proxy Statement/Prospectus. If any event relating to Andrx or Mediconsult occurs, or if Andrx or Mediconsult becomes aware of any information that should be disclosed in an amendment or supplement to the Proxy Statement/Prospectus, then Andrx or Mediconsult, as applicable, shall promptly inform the other thereof and shall cooperate with the other in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of Mediconsult. Each of Andrx and Mediconsult will notify the other promptly upon the receipt of (i) any comments from the SEC or its staff or any other government officials, (ii) notice that the Registration Statement has become effective, (iii) notice of the issuance of any stop order, (iv) notice of the suspension of the qualification of Cybear Tracking Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or (v) any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement and the Proxy Statement/Prospectus or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, Proxy Statement/Prospectus or the Merger. The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of Mediconsult in favor of this Agreement, the Merger and the transactions contemplated hereby, subject to the right of Mediconsult's Board of Directors to withdraw or modify its recommendation to the extent that it determines in good faith that such action is necessary to comply with its fiduciary duties under applicable law. Nothing in this Agreement shall prevent Mediconsult's Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Securities Exchange Act.

                                    (2) Each of the Parties (in respect of the
information respectively supplied by it) agrees that: (A) none of the information to be supplied by it or its Affiliates for inclusion in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; (B) none of the information to be supplied by it or its Affiliates for inclusion in the Proxy Statement/Prospectus will, at the time Proxy Statement/Prospectus is mailed to the stockholders of Mediconsult, at the time of the Mediconsult Stockholder Meeting, or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) as to matters respecting it, the Proxy Statement/Prospectus and the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Securities Exchange Act, as applicable, and the rules and regulations promulgated by the SEC thereunder, except that no covenant, representation or warranty is made by Mediconsult with respect to statements made or incorporated by reference therein based on information supplied by Andrx for inclusion or incorporation by reference therein and no covenant, representation or warranty is made by Andrx with respect to statements made or incorporated by reference therein based on information supplied by Mediconsult for inclusion or incorporation by reference therein.

                           (ii)     Mediconsult Stockholder Meeting. Mediconsult
shall promptly after the date hereof take all action necessary in accordance with applicable law and the Mediconsult Certificate of Incorporation and bylaws to hold and convene a meeting of the

Mediconsult Stockholders (the "Mediconsult Stockholders Meeting") as soon as practicable following the date the Registration Statement is declared effective by the SEC and not subject to any stop order or proceeding seeking a stop order. Except as required by the SEC or applicable court order and except as may be required in order to amend or supplement the Proxy Statement/Prospectus, Mediconsult shall not postpone or adjourn (other than for the absence of a quorum) the Mediconsult Stockholders Meeting without the consent of Andrx. Unless Mediconsult's Board of Directors has withdrawn or modified its recommendation of this Agreement and the Merger in compliance with Section 8(c), Mediconsult shall take all other action within its control necessary or advisable to secure the Required Mediconsult Stockholder Vote.

                           (iii)    HSR and other Filings; Reasonable Efforts.
As soon as may be reasonably practicable, the Parties shall, if required, file with the FTC and the DOJ the Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the Parties. The Parties shall promptly (A) supply the other with any information which may be required in order to effectuate such filings and ( B) supply any information which may be required by the FTC, the DOJ or the additional competition or merger control authorities of any other jurisdiction which the parties may reasonably deem appropriate.

                  (d) Operation of Business. Except as expressly required or permitted pursuant to this Agreement, Mediconsult will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business without the prior consent of Andrx. Without limiting the generality of the foregoing:

                           (i)      none of Mediconsult and its Subsidiaries
will authorize or effect any change in its charter or bylaws;

                           (ii)     except as set forth on Schedule 6(d) of the
Disclosure Schedule, none of Mediconsult and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                           (iii)    none of Mediconsult and its Subsidiaries
will declare, set aside, or pay any dividend or distribution with respect to the Mediconsult Capital Stock (whether in cash or in kind), or split, combine, reclassify, redeem, repurchase, or otherwise acquire, directly or indirectly, Mediconsult Capital Stock;

                           (iv)     none of Mediconsult and its Subsidiaries
will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business, except (A) any loan arrangements between Mediconsult and Andrx or any of its Subsidiaries or Affiliates, (B) in connection with the financing of working capital in the Ordinary Course of Business, (C) the incurrence of long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds in the Ordinary Course of Business (D) the incurrence of short-term indebtedness in the Ordinary Course of Business, (E) indebtedness incurred to finance activities permitted by Section 6(d)(vi) and
(vii);

                           (v)      none of Mediconsult and its Subsidiaries
will impose any Security Interest upon any of its assets outside the Ordinary Course of Business except as contemplated by this Agreement;

                           (vi)     none of Mediconsult and its Subsidiaries
will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                           (vii)    none of Mediconsult and its Subsidiaries
will make any capital expenditures outside the Ordinary Course of Business;

                           (viii)   except as set forth on Schedule 6(d) of the
Disclosure Schedule, none of Mediconsult and its Subsidiaries will make any change in employment terms for any of its directors or executive officers, or enter into any other arrangement or agreement with directors or executive officers, and none of Mediconsult and its Subsidiaries will make any change in employment terms for any of its employees outside the Ordinary Course of Business;

                           (ix)     except as set forth on Schedule 6(d) of the
Disclosure Schedule, none of Mediconsult and its Subsidiaries will sell or transfer to any Person any material rights to Mediconsult's Intellectual Property, purchase any material right to Intellectual Property or enter into any material license agreement with any Person with respect to Mediconsult's Intellectual Property outside the Ordinary Course of Business; and

                           (x)      none of Mediconsult and its Subsidiaries
will commit to any of the foregoing.

                  (e) Full Access.

                           (i)      Mediconsult will (and will cause each of its
Subsidiaries to) permit representatives of Andrx to have reasonable full access during normal business hours, upon reasonable notice, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of Mediconsult and its Subsidiaries during the period prior to the Effective Time; provided that Andrx and its representatives will conduct any such review in a manner that does not interfere with the normal business operations of Mediconsult. Andrx will (and will cause each of its employees, agents or other representatives to) treat and hold as such any Confidential Information it receives from any of Mediconsult and its Subsidiaries in the course of the reviews contemplated by this Section 6(e)(i), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to Mediconsult all tangible embodiments (and all copies) thereof which are in its possession. The provisions of this Section 6(e)(i) relating to the Confidential Information will survive any termination of this Agreement. No information or knowledge obtained by Andrx (or any of its employees, agents or other representatives) in any investigation pursuant to this Section 6(e)(i) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

                           (ii)     Andrx will (and will cause each of its
Subsidiaries to) permit representatives of Mediconsult to have reasonable full access during normal business hours, upon reasonable notice, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of Andrx and its Subsidiaries during the period prior to the Effective Time; provided that Mediconsult and its representatives will conduct any such review in a manner that does not interfere with the normal business operations of Andrx. Mediconsult will (and will cause each of its employees, agents or other representatives to) treat and hold as such any Confidential Information it receives from any of Andrx and its Subsidiaries in the course of the reviews contemplated by this Section 6(e)(ii), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to Andrx all tangible embodiments (and all copies) thereof which are in its possession. The provisions of this Section 6(e)(ii) relating to the Confidential Information will survive any termination of this Agreement. No information or knowledge obtained by Mediconsult (or any of its employees, agents or other representatives) in any investigation pursuant to this Section 6(e)(ii) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

                  (f) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3, Section 4 or
Section 5 above. No disclosure by any Party pursuant to this Section 6(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                  (g) Insurance and Indemnification.

                           (i)      For a period of four years after the
Effective Time, Andrx shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now or has been an officer, director, employee, trustee or agent of Mediconsult (or any Subsidiary), including, without limitation, each person controlling any of the foregoing persons (individually, an "Indemnified Party" and collectively, the "Indemnified Parties,") against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative, arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time; provided, however, that Andrx shall not be obligated to indemnify, defend or hold harmless any Indemnified Party in excess of the amount that Mediconsult currently provides its officers, directors, employees, trustees or agents. In the event of any such claim, action, suit, proceeding or investigation (an "Action"): (A) Andrx shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Andrx, in advance of the final disposition of any such Action to the full extent and under all circumstances permitted by applicable law as in effect on the date hereof, upon receipt of any undertaking required by applicable law, and (B) Andrx will cooperate in the defense of any such matter; provided, however, that Andrx shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and provided, further, that Andrx shall not be obligated pursuant to this
Section 6(g) to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. Andrx may obtain directors' and officers' liability insurance covering its obligations under this Section. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Andrx shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action.

                           (ii)     The certificate of incorporation and bylaws
of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Mediconsult Certificate of Incorporation and the bylaws of Mediconsult as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of four years from the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party or of individuals who, immediately prior to the Effective Time were employees or agents of Mediconsult, unless such modification is required by law.

                           (iii)    For a period of four years after the
Effective Time, the Surviving Corporation shall, and Andrx shall cause the Surviving Corporation to maintain in effect any existing policies of directors' and officers' liability insurance; provided that Andrx may substitute therefore policies with coverage containing terms and conditions at least as favorable as Mediconsult's existing policies with respect to claims arising from facts or events that occurred prior to the Effective Time, so long as such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time.

                           (iv)     The provisions of this Section 6(g) shall
survive the Effective Time and are (x) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and their heirs and representatives and (y) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Party may have by contract or otherwise.

                           (v)      In the event Mediconsult or the Surviving
Corporation or any of their respective successors or assigns (x) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (y) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each case, Andrx will make or cause to be made proper provision so that the successors and assigns of Mediconsult or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties.

                           (vi)     The provision of this Section 6(g) shall
survive the Effective Time and are (x) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and their heirs and representatives and (y) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified party may have by contract or otherwise.

                  (h) Mediconsult Options and Warrants.

                           (i)      At the Effective Time, Andrx shall assume
all outstanding Mediconsult Options, whether or not vested, under the Mediconsult Option Plans (and shall assume the Mediconsult Option Plans and, prior to the Effective Time all outstanding Mediconsult Warrants, whether or not then exercisable): (i) Mediconsult represents and warrants to Andrx that
Schedule 6(h) of the Disclosure Schedule sets forth a true and complete list as of the date hereof of (1) all holders of outstanding options under the Mediconsult Stock Option Plan, including the number of shares of Mediconsult Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option, and (2) all holders of the Mediconsult Warrants, including the number of shares of Mediconsult Capital Stock subject to each Mediconsult Warrant, the exercise or vesting schedule, the exercise price per share and the term of the Mediconsult Warrants. On the Closing Date, Mediconsult shall deliver to Andrx an updated Schedule 3(b) current as of such date. Each such option so assumed by Andrx under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Mediconsult Option Plans and the applicable stock option agreements in effect immediately prior to the Effective Time, and each such Mediconsult Warrant so assumed by Andrx under this Agreement shall, after the Effective Time, continue to have, and be subject to, the same terms and conditions set forth in the applicable warrant agreements immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting and exercisability on certain transactions), except that (1) each such option or warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Cybear Tracking Stock equal to the product of the number of shares of Mediconsult Common Stock that were issuable upon exercise of such option or warrant (assuming full vesting) immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Cybear Tracking Stock, and (2) the per share exercise price for the shares of Cybear Tracking Stock issuable upon exercise of such assumed option or warrant will be equal to the quotient determined by dividing the exercise price per share of Mediconsult Common Stock at which such option or warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent, subject to any adjustments necessary to protect the status of any option as an incentive stock option as defined in Section 422(b) of the Code. It is the intention of the Parties that any options so assumed by Andrx, which qualify as incentive stock options prior to the Effective Time, also qualify as incentive stock options, to the maximum extent permissible, following the Effective Time. Within 30 business days after the Effective Time, Andrx shall issue to each Person who, immediately prior to the Effective Time was a holder of an outstanding option under the Mediconsult Option Plans, a document evidencing the foregoing assumption of such option by Andrx. Within 30 days prior to the Effective Time, Andrx shall issue to each Person who, immediately prior to the Effective Time was a holder of an outstanding Mediconsult Warrant, a document evidencing the foregoing assumption of such warrants by Andrx. At the Effective Time, (x) all references in the related stock option agreements and warrant agreements to Mediconsult shall be deemed to refer to Andrx and (y) Andrx shall assume all of Mediconsult's obligations with respect to Mediconsult's options as so amended.

                           (ii)     Prior to the Effective Time, Andrx shall
take such action, including, without limitation, obtaining all necessary individual consents, as shall ensure that the

Mediconsult Options may be assumed by Andrx and will not have their vesting accelerated as a result of the consummation of the Merger and the transactions contemplated hereby.

                  (i) Certain Tax Matters.

                           (i)      Return Filing; Information Sharing Until the
Closing Date:

                                    (1) Mediconsult shall prepare and file, or
cause to be prepared and filed, with the appropriate Governmental Entity all federal Tax Returns and all material state, local and foreign Tax Returns required to be filed (with extensions) by or with respect to Mediconsult and its Subsidiaries, on or prior to the Closing Date; provided, however, Mediconsult shall not file any Tax Returns until Andrx has had an opportunity to review such Tax Return and approves such Tax Return.

                                    (2) Mediconsult agrees that it will, and
will cause its Affiliates to, make available all such information, employees and records of or relating to Mediconsult and its Subsidiaries, as Andrx may request with respect to matters relating to Taxes (including, without limitation, the right to make copies of such information and records) and will cooperate with respect to all matters relating to Taxes (including, without limitation, the filing of Tax Returns, the filing of amended Tax Returns, audits, and proceedings); and

                                    (3) If any of Mediconsult or any of its
Subsidiaries or any of their respective Affiliates receives any written notice from any Tax Authority proposing any audit or adjustment to any Tax relating to Mediconsult or any Subsidiary or any of their respective Affiliates, Mediconsult shall give prompt written notice thereof to Andrx, which notice shall describe in detail each proposed adjustment.

                                    (4) Andrx and Mediconsult shall cooperate in
causing the Merger to qualify as a Tax-free reorganization under Code Section 368(a) and shall treat the Merger as such a reorganization in which no other property or money (within the meaning of Code Section 356) is received by Mediconsult stockholders for all Tax purposes, including the reporting of the Merger as qualifying as such a reorganization on all relevant federal, state, local and foreign Tax Returns. Andrx and Mediconsult covenant and agree to (and to cause any Affiliate or successor to their assets or business to) vigorously and in good faith defend all challenges to the Tax-free status of the Merger.

                           (ii)     Tax Covenants.

                                    (1) Andrx and Merger Sub covenant and agree
not (i) to take any action (or cause the Surviving Corporation to take any action), and (ii) to fail to take any action (or cause the Surviving Corporation or any Subsidiaries or Affiliates of Andrx or Merger Sub, respectively, to fail to take any action) which if taken or not taken, as the case may be, would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                    (2) Mediconsult covenants and agrees not (i)
to take any action and (ii) fail to take any action (or cause any Subsidiaries or Affiliates of Mediconsult to fail to take any action) other than any action specifically contemplated by this Agreement which if taken or not taken, as the case may be, would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         Each of Andrx and Mediconsult shall execute the officer's certificates substantially in the form attached as Exhibits A and B hereto, as of the date the Registration Statement is declared effective by the SEC and as of the Closing Date; provided, however, that the failure of Andrx, Merger Sub or Mediconsult to certify as to any matter in such certificates because of an event, or change in facts or law, in any case outside of such party's control, shall not constitute a breach of this covenant.

                  (j) No Solicitation. From and after the date of this Agreement until the Effective Time or earlier termination of this Agreement pursuant to
Section 8, Mediconsult and its Subsidiaries and the officers, directors, employees, agents, representatives and advisors of Mediconsult and its Subsidiaries (collectively, the "Representatives") will not, directly or indirectly, (i) take any action to solicit, initiate, encourage (including by way of furnishing information) or take any other action designed to facilitate or agree to any Takeover Proposal or (ii) subject to the next three sentences, engage in negotiations with, or disclose any nonpublic information relating to Mediconsult or its Subsidiaries to, or afford access to the properties, books or records of Mediconsult or any of its Subsidiaries to, any person that has advised Mediconsult that it may be considering making, or that has made, a Takeover Proposal; provided, nothing herein shall prohibit Mediconsult's Board of Directors from taking and disclosing to its stockholders a position with respect to an unsolicited tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal shall be received by the Board of Directors of Mediconsult, then, to the extent the Board of Directors of Mediconsult believes in good faith (after receiving advice from a reputable financial advisor reasonably acceptable to Andrx) that such Takeover Proposal is reasonably capable of being consummated and would, if consummated, be reasonably likely to result in a transaction more favorable to the Mediconsult Stockholders than the transaction contemplated by this Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Mediconsult determines in good faith that it could reasonably be deemed necessary for the Board of Directors of Mediconsult to further entertain and consider the Superior Proposal in order to comply with its fiduciary duties to stockholders under applicable law, Mediconsult and its Representatives may furnish information and afford access to the properties, books or records of Mediconsult or any of its Subsidiaries to the party making such Superior Proposal and engage in negotiations with such party, and such actions shall not be considered a breach of this Section 6(j) or any other provisions of this Agreement; provided that in any event Mediconsult shall notify Andrx of the receipt of a Takeover Proposal and shall notify Andrx of any determination by Mediconsult's Board of Directors and Mediconsult shall deliver to Andrx a true and complete copy of the Takeover Proposal (or summary of any oral proposal) received from such third party and all documents containing or referring to non-public information of Mediconsult that are supplied to such third party. Further, Mediconsult shall provide such non-public information pursuant to a nondisclosure agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such third party by or on behalf of Mediconsult (which will not contain "standstill" or similar provisions). In addition, Mediconsult shall not agree to endorse, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse, any Takeover

Proposal or withdraw its recommendation of this Agreement and the Merger unless the Board of Directors of Mediconsult believes in good faith (after receiving advice from a reputable financial advisor reasonably acceptable to Andrx) that such action is required in order for the Board of Directors to comply with its fiduciary duties to stockholders under applicable law, and Mediconsult has terminated this Agreement pursuant to Section 8(a). Mediconsult will promptly (and in any event within 24 hours) notify Andrx after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to Mediconsult or any of its Subsidiaries or for access to the properties, books or records of Mediconsult or any of its Subsidiaries by any person that has advised Mediconsult that it may be considering making, or that has made, a Takeover Proposal (such notice to include the identity of such person or persons), and will keep Andrx fully informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide Andrx with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. Mediconsult shall immediately cease and cause to be terminated any discussion or negotiations with any persons that may have existed with respect to a Takeover Proposal prior to the execution of this Agreement.

                  (k) Interim Financing. During the period from the execution of this Agreement through the earlier of the Closing Date or its termination, Andrx shall cause to be provided to Mediconsult up to $2,000,000 in interim financing to fund operating activities in the Ordinary Course of Business pursuant to a credit agreement of even date herewith, which interim financing will not be used without the prior consent of Andrx to (i) satisfy any closing conditions set forth in Section 7; (ii) pay any severance obligations which are not being currently paid; or (iii) pay any extraordinary expenses outside the Ordinary Course of Business.

                  (l) Voting Agreement. Within ten days of the date of this Agreement, Mediconsult will obtain, for the benefit of Andrx, an agreement from Robert A. Jennings and JHC Limited whereby they agree to vote in favor of this Agreement and the Merger in substantially the form attached as Exhibit C hereto.

         7. Conditions to Obligation to Close.

                  (a) Conditions to Obligation of Andrx and Merger Sub. The obligation of Andrx and Merger Sub to consummate the transactions to be performed by each in connection with the Closing is subject to satisfaction at or prior to the Closing of the following conditions:

                           (i)      this Agreement and the Merger shall have
received the Required Mediconsult Stockholder Vote;

                           (ii)     the representations and warranties set forth
in Section 3 above shall be true and correct in all respects at and as of the Closing Date;

                           (iii)    Mediconsult shall have performed and
complied with all of its covenants hereunder in all material respects through the Closing;

                           (iv)     no action, suit, or proceeding shall be
pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) adversely affect the right of the Surviving Corporation to own the former assets of Mediconsult, to operate the former businesses of Mediconsult and to control the former Mediconsult, or
(D) adversely affect the right of any of the former Subsidiaries of Mediconsult to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           (v)      there shall not have been a Mediconsult
Material Adverse Effect; provided, however, that for purposes of this clause
(v), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Mediconsult Material Adverse Effect: (A) circumstances, changes in, or effects on Mediconsult or its business caused by (x) changes in its business plan or methods of operations made at the request of Andrx or (y) actions taken or decisions made by Andrx; (B) any adverse change, event or effect that is caused primarily by conditions generally affecting the United States economy; or (C) any adverse change, event or effect that is caused primarily by conditions generally affecting the healthcare, technology, Internet or service industries and (D) any adverse change that is demonstrated to be attributable primarily to the announcement or discovery of this Agreement and the transactions contemplated hereby (including employee attrition or any loss of business relationships), unless such change resulted from a breach by Mediconsult or its obligations under this Agreement;

                           (vi)     the Registration Statement shall have become
effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC;

                           (vii)    Mediconsult shall amend its lease agreements
with Reckson Operating Partnership, L.P. and Brandywine Realty Services Corporation to Andrx's satisfaction;

                           (viii)   The lease agreements with 320 Front
Portfolio Inc. and Addiscott Investments Limited shall have been terminated and Mediconsult shall have been released from all liability under these lease agreements to Andrx's satisfaction;

                           (ix)     Mediconsult shall resolve its dispute with
the InterNational Counsel on Infertility Information Dissemination to Andrx's satisfaction;

                           (x)      The Mediconsult Education Services Agreement
by and between Mediconsult.com Limited and Bristol-Myers Squibb Company shall be amended such that it shall be in full force and effect following the Merger;

                           (xi)     Mediconsult shall have amended the
employment arrangements of its employees as set forth on Schedule 7(a) hereto;

                           (xii)    Mediconsult shall have entered into
agreements with its certified public accountants, legal counsel and McFarland & Dewey with respect to services rendered and to be rendered to Andrx's satisfaction;

                           (xiii)   Mediconsult shall have received agreements
from holders of Mediconsult Options representing no less than 85% of the outstanding Mediconsult Capital Stock underlying the Mediconsult Options to terminate the option agreements, as of the Effective Date, other than holders of Mediconsult Options whose employment has been terminated prior to the date of this Agreement;

                           (xiv)    Mediconsult shall have converted its
outstanding obligations to its note holders and Andersen Consulting LLP into Mediconsult Capital Stock, except for $200,000 in cash to be paid to Andersen Consulting LLP;

                           (xv)     Mediconsult's average monthly unique user
base during the shorter of (A) the period from the date of this Agreement to the Closing Date or (B) 90 days prior to the Closing Date, shall not have declined by more than 25% from Mediconsult's average monthly unique user base during the 90 days prior to the execution of this Agreement;

                           (xvi)    On the Closing Date, no Mediconsult
Subsidiary other than Mediconsult.com, Limited, a Bermuda corporation, Mediconsult.com (US), Ltd., a Delaware corporation, 3542491 Canada Inc. and Physicians' Online and such other Subsidiaries as may be designated by Andrx, shall have any assets, operations or employees.

                           (xvii)   Mediconsult shall have terminated its
employee 401(k) plan;

                           (xviii)  Mediconsult shall have delivered to Andrx
audited consolidated financial statements of Mediconsult for the year ended December 31, 2000;

                           (xix)    Dissenter's rights under DGCL shall not have
been exercised by holders of more than 10% of the outstanding shares of Mediconsult Capital Stock;

                           (xx)     Mediconsult shall have delivered to Andrx a
certificate signed by its Chief Executive Officer and Chief Financial Officer to the effect that each of the conditions specified above in Section 7(a)(i)-(v) is satisfied in all respects; and

                           (xxi)    all actions to be taken by Mediconsult in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Andrx.

Andrx and Merger Sub may waive any condition specified in this Section 7(a) if either executes a writing so stating at or prior to the Closing, except where such condition may not be waived as a matter of law.

The parties expressly agree that, other than with respect to the condition set forth in clause (v) above, the announcement or discovery of this Agreement and the transactions contemplated hereby (including employee attrition and any loss of business relationships) shall be no excuse for the failure of Mediconsult to satisfy any condition in this Section 7.

                  (b) Conditions to Obligation of Mediconsult. The obligation of Mediconsult to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction at or prior to the Closing of the following conditions:

                           (i)      this Agreement and the Merger shall have
received the Required Mediconsult Stockholder Vote;

                           (ii)     the Registration Statement shall have become
effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened in writing by the SEC;

                           (iii)    the representations and warranties set forth
in Sections 4 and 5 above shall be true and correct in all material respects at and as of the Closing Date;

                           (iv)     Andrx and Merger Sub shall each have
performed and complied with all of its covenants hereunder in all material respects through the Closing;

                           (v)      no action, suit, or proceeding shall be
pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) adversely affect the right of Andrx, or the Surviving Corporation to own the former assets of Mediconsult, to operate the former businesses of Mediconsult, and to control the former Mediconsult, or (D) adversely affect the right of any of the former Subsidiaries of Mediconsult to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           (vi)     there shall not have been an Andrx Material
Adverse Effect provided, however, that for purposes of this clause (vi), the occurrence of any of the following events or circumstances, in any of themselves and in combination with any of the others, shall not constitute an Andrx Material Adverse Effect: (A) any adverse change, event or effect that is caused primarily by conditions generally affecting the United States economy, (B) any adverse change, event or effect that is caused primarily by conditions generally affecting the healthcare, technology, Internet or service industries and (C) any adverse change that is demonstrated to be attributable primarily to the announcement or discovery of this Agreement and the transactions contemplated hereby (including employee attrition or any loss of business resulting from termination or modification of any vendor, customer or other business relationships), unless such change resulted from a breach of Andrx of its obligations under this Agreement; and

(vii) all actions to be taken by Andrx or Merger Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Mediconsult.

Mediconsult may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing, except where such condition may not be waived as a matter of law.

         8. Termination.

                  (a) Termination of Agreement. At any time prior to the Effective Time, either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                           (i)      the Parties may terminate this Agreement by
mutual written consent;

                           (ii)     Andrx may terminate this Agreement by giving
written notice to Mediconsult (A) in the event Mediconsult has breached any representation, warranty, or covenant contained in this Agreement such that the conditions set forth in Section 7(a)(ii) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that Andrx has notified Mediconsult of the breach, and if the breach is curable by Mediconsult through the exercise of its reasonable best efforts, Andrx may not terminate pursuant to this Section 8(a)(ii)(A) for a period of 30 days after the notice of breach, provided that Mediconsult continues to exercise commercially reasonable efforts to cure such breach (it being understood that Andrx may not terminate this Agreement pursuant to this
Section 8(a)(ii)(A) for such breach if such breach by Mediconsult is cured during such 30-day period) or (B) if the Closing shall not have occurred on or before May 15, 2001, by reason of the failure of any condition precedent under
Section 7(a) hereof (unless the failure results primarily from Andrx breaching any representation, warranty, or covenant contained in this Agreement);

                           (iii)    Mediconsult may terminate this Agreement by
giving written notice to Andrx (A) in the event Andrx has breached any representation, warranty, or covenant contained in this Agreement such that the conditions set forth in Section 7(b)(iii) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that Mediconsult has notified Andrx of the breach, and if the breach is curable by Andrx through the exercise of its reasonable best efforts, Mediconsult may not terminate pursuant to this Section 8(a)(iii)(A) for a period of 30 days after the notice of breach, provided that Andrx continues to exercise commercially reasonable efforts to cure such breach (it being understood that Mediconsult may not terminate this Agreement pursuant to this
Section 8(a)(iii)(A) for such breach if such breach by Andrx is cured during such 30-day period) or (B) if the Closing shall not have occurred on or before May 15, 2001, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from Mediconsult breaching any representation, warranty, or covenant contained in this Agreement);

                           (iv)     Either Party may terminate this Agreement by
giving written notice to the other at any time after the Mediconsult Stockholders Meeting, (including any adjournment thereof) in the event this Agreement and the Merger fail to receive the Required Mediconsult Stockholder Vote;

                           (v)      Mediconsult may terminate this Agreement if
after receiving an unsolicited Takeover Proposal, Mediconsult's Board of Directors in compliance with the procedures set forth in Section 6(j) determines in good faith that such Takeover Proposal is a Superior Proposal and that it is required by its fiduciary duty to accept such Takeover Proposal and advises Andrx thereof; and

                           (vi)     Either Party may terminate if (A) there
shall be a final nonappealable order of a federal or state court restraining or prohibiting the consummation of the Merger, or (B) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental authority, that would make the consummation of the Merger illegal.

                  (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party except (i) as otherwise provided in this Section 8 or (ii) to the extent that such termination results from fraud or the willful or intentional breach by any party of its representations, warranties or covenants set forth in this Agreement or the Breakup Warrant, the purpose of which is to terminate this Agreement in which event the breaching party shall pay to the other as liquidated damages an amount equal to $750,000 by wire transfer to an account designated by such party within five business days from the termination of this Agreement; provided that (a) the provisions of Section 6(e) relating to Confidential Information, Section 8(c) and this Section 8(b) shall remain in full force and effect and survive any termination of this Agreement. No termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreement, dated on or about October 9, 2000, between Andrx and Mediconsult, all of which obligations survive the termination of this Agreement in accordance with their terms.

                  (c) Expenses and Termination Fees.

                           (i)      Subject to Section 8(b) and subsections (ii)
and 8(c)(iii) of this Section 8(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Merger, and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, brokers, finders, agents, accountants and legal counsel) shall be paid by the Party incurring such expense, except that expenses incurred in connection with the filing and printing the proxy materials and the Proxy Statement/Prospectus, registration and filing fees incurred in connection with the Proxy Statement/Prospectus and the HSR Act shall be shared equally by Andrx and Mediconsult.

                           (ii)     In the event that this Agreement is
terminated pursuant to Section 8(a)(ii)(B), 8(a)(iv), or 8(a)(v) or the Board of Directors of Mediconsult changes or withdraws or modifies its recommendation of this Agreement or the Merger or any transaction contemplated hereby in a manner adverse to or shall have resolved to do any of the foregoing and within 12 months of the date of this Agreement, Mediconsult sells the capital stock of Physicians Online or substantially all its assets, the transaction substantially contemplated by the Takeover Proposal is consummated, or Mediconsult consummates a financing transaction or series of related financing transactions with net proceeds equal to or greater than $7,500,000, Mediconsult shall pay Andrx an amount equal to $1,000,000 by wire transfer to an account designated by Andrx (the "Cash Breakup Fee") and issue a warrant, in a form substantially similar to that attached hereto as Exhibit D, to purchase 19.9% of the then outstanding shares of Mediconsult Common Stock on a fully diluted basis (the "Breakup Warrant") with an exercise price of $0.125 per share. The Cash Breakup Fee and Breakup Warrant shall be due and payable within five business days of the consummation of any of the transactions mentioned in the previous sentence. Andrx understands and agrees that the sum of the consideration of the Cash Breakup Fee and Breakup Warrant shall not exceed the maximum consideration permitted under the DGCL.

                           (iii)    In the event that this Agreement is
terminated pursuant to Section 8(a)(ii)(A) or 8(a)(iii)(A), the non-terminating Party shall pay to and reimburse the terminating Party the actual out-of-pocket expenses incurred by the terminating Party in connection with this Agreement and the transactions contemplated hereby by wire transfer to an account designated by the terminating Party within five business days from the non-terminating Party's receipt of a statement from the terminating Party indicating the amount of such out-of-pocket expenses that have been incurred. In addition, in the event this Agreement has been terminated pursuant to Section 8(a)(ii)(A) or 8(a)(iii)(A) as a result of a nonwillful material breach of or failure to perform the provisions of this Agreement by the non-terminating Party, the terminating Party shall have the right to recover any damages arising from such nonwillful breach or failure to perform.

         9. Miscellaneous.

                  (a) Survival. None of the representations, warranties, covenants and other agreements of the Parties contained herein, other than the provisions in Section 6(g) concerning insurance and indemnification and the other provisions in Section 6 that are post-closing covenants, will survive the Effective Time or earlier termination of this Agreement pursuant to Section 8. Nothing in this Section 9(a) shall relieve any party from any liability for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to the Effective Time or earlier termination of this Agreement.

                  (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party (which approval shall not be unreasonably withheld or delayed); provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party and its counsel at least one day prior to making the disclosure).

                  (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section 2 above concerning issuance of the

Cybear Tracking Stock are intended for the benefit of the Mediconsult Stockholders, (ii) the provisions in Section 6(g) above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives, and (iii) the provisions in
Section 6(h) above concerning certain post-closing covenants for the benefit of the holders of Mediconsult Options are intended for the holders thereof.

                  (d) Entire Agreement. This Agreement (including the Disclosure Schedule) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they are related in any way to the subject matter hereof.

                  (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

                  (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                               If to Mediconsult:
                               ------------------

                                  Ian Sutcliffe
                        560 White Plains Road, 4th Floor
                            Tarrytown, New York 10591
                            Telephone: (914) 332-6100
                            Facsimile: (914) 332-6445

                                    Copy to:
                                    --------

                                E. Michael Ingram
                        560 White Plains Road, 4th Floor
                            Tarrytown, New York 10591
                            Telephone: (914) 332-6100
                            Facsimile: (413) 826-4026

                                       and

                              Scott F. Smith, Esq.
                          Covington & Burlington, P.A.
                           1330 Avenue of the Americas
                            New York, New York 10019
                            Telephone: (212) 841-1000
                            Facsimile: (212) 841-1010

                                  If to Andrx:
                                  ------------

                                Scott Lodin, Esq.
                                Andrx Corporation
                                4955 Orange Drive
                                 Davie, FL 33314
                           Telephone: (954) ) 584-0300
                            Facsimile: (954) 792-1034

                                    Copy to:
                                    --------

                              Dale S. Bergman, Esq.
                                Broad and Cassel
                                   Suite 3000
                            201 South Biscayne Blvd.
                                 Miami, FL 33131
                            Telephone: (305) 373-9400
                            Facsimile: (305) 373-9493

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

                  (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

                  (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (n) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF

                  (o) Consent to Jurisdiction. Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the Parties hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of the Parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment in any other matter provided by law.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    ANDRX CORPORATION, a Delaware corporation



                                    By: /s/ Alan P. Cohen
                                       -----------------------------------------
                                       Alan P. Cohen, Co-Chairman and CEO



                                    MEDICONSULT ACQUISITION CORP., a
                                    Delaware corporation



                                    By: /s/ Timothy E. Nolan
                                       -----------------------------------------
                                       Timothy E. Nolan, President


                                    MEDICONSULT.COM, INC., a Delaware
                                    corporation



                                    By: /s/ Ian D. Sutcliffe
                                       -----------------------------------------
                                       Ian D. Sutcliffe, Chief Executive Officer